SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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World Fuel Services Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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WORLD FUEL SERVICES CORPORATION

9800 Northwest 41st Street, Fourth Floor

Miami, Florida 33178

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 27, 2004

Notice is hereby given that the Annual Meeting of Shareholders of WORLD FUEL SERVICES CORPORATION, a Florida corporation (the “Company”), will be held on May 27, 2004, at 10:00 a.m., local time, at the Company’s offices, 9800 Northwest 41st Street, Fourth Floor, Miami, Florida 33178, for the following purposes:

1.	To elect nine (9) Directors of the Company.

2.	To approve the Company’s 2003 Executive Incentive Plan.

3.	To approve three amendments to the Company’s 2001 omnibus stock awards plan that: (a) extend for five years the period during which awards can be granted under the plan; (b) increase the number of shares of the Company’s common stock that may be issued under the plan by 600,000 shares; and (c) increase the number of shares of the Company’s common stock that may be issued as stock awards (other than options) in any one year from 200,000 shares to 300,000 shares.

4.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the 2004 fiscal year.

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These matters are more fully discussed in the accompanying Proxy Statement.

The Board of Directors has fixed the close of business on April 14, 2004, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

The annual meeting for which this notice is given may be adjourned from time to time without further notice other than announcement at the meeting or any adjournment thereof. Any business for which notice is hereby given may be transacted at any such adjourned meeting.

Whether or not you expect to be present at the meeting, please date, sign, and promptly return the enclosed proxy, which is solicited by and on behalf of the Board of Directors. Shareholders who execute a proxy may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

By Order of the Board of Directors

WORLD FUEL SERVICES CORPORATION

R. Alexander Lake General Counsel and Corporate Secretary
April 21, 2004

i

PROXY STATEMENT

WORLD FUEL SERVICES CORPORATION

9800 Northwest 41st Street, Fourth Floor

Miami, Florida 33178

ANNUAL MEETING OF SHAREHOLDERS

to be held on May 27, 2004

INTRODUCTION

This Proxy Statement is furnished to the shareholders of WORLD FUEL SERVICES CORPORATION, a Florida corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the place and time, and for the purposes, set forth in the attached Notice of Meeting. The Company is sometimes referred to in this Proxy Statement as “we,” “our” and “us.”

Pursuant to the By-Laws of the Company, the Board has ordered the Annual Meeting of Shareholders to be held on May 27, 2004, and has fixed the close of business on April 14, 2004, as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

This Proxy Statement and the accompanying proxy form are first being sent to shareholders on or about April 26, 2004. The Annual Report of the Company for the fiscal year ended December 31, 2003, including the consolidated financial statements, is being mailed to each shareholder together with this Proxy Statement.

PROXIES AND VOTING

As of the Record Date, the Company had 11,139,000 outstanding shares of common stock (net of treasury stock), par value $.01 per share (the “Common Stock”), which constitute the only class of voting securities of the Company. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting.

Proxies in the accompanying form, properly executed, duly returned to us and not revoked, will be voted in the manner specified. If no instructions are specified in the proxy, proxies will be voted in favor of: (i) the election of the Director nominees named in this Proxy Statement; (ii) approving the Company’s 2003 Executive Incentive Plan; (iii) approving the amendments to the Company’s 2001 Omnibus Plan; and (iv) ratifying the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the 2004 fiscal year. Returning a signed proxy will not affect your right to attend the Annual Meeting and to vote in person, since proxies are revocable. A proxy for the Annual Meeting may be revoked at any time prior to its use by submission of a later dated proxy, by delivery of written notice of revocation to the Chief Executive Officer of the Company, or by voting in person at the Annual Meeting. Presence at the Annual Meeting does not of itself revoke a proxy.

Each holder of Common Stock on the Record Date is entitled to cast one vote per share, exercisable in person or by proxy, at all meetings of shareholders. Directors are elected by a plurality vote of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. All other matters to be considered at the Annual Meeting shall be approved if the votes cast in favor of the action exceed the votes cast opposing the action.

As of the Record Date, the nine nominees for Director of the Company beneficially owned a total of 433,000 shares of Common Stock, or approximately 3.9% of the shares of Common Stock outstanding. The nominees have informed the Company that they intend to vote their shares of Common Stock to elect themselves to the Board and in favor of the other proposals shown on the proxy. See “Principal Shareholders and Security Ownership of Management” below.

Under the laws of Florida, the Company’s state of incorporation, only the votes cast at the Annual Meeting or pursuant to a proxy will be counted in determining whether a director has been elected or a proposal has been approved. Abstentions and broker “non-votes” will not be counted in determining the outcome of the matter subject to vote. A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a proposal because the broker or nominee: (a) has not received voting instructions on a particular matter from the beneficial owner, and (b) does not have the discretionary voting power on the matter. Votes at the Annual Meeting will be counted by an independent inspector of election appointed by the Board.

All stockholder meeting proxies, ballots, and tabulations that identify stockholders are kept confidential, and no such document shall be available for examination, nor shall the identity or the vote of any stockholder be disclosed, except as may be necessary to meet legal requirements under the laws of Florida.

COSTS OF SOLICITATION

The entire cost of soliciting proxies for the Annual Meeting will be borne by the Company. Solicitation of proxies may be made through personal calls upon, or telephone or other communications with, shareholders or their representatives by officers and other employees of the Company, who will receive no additional compensation therefore.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Nine individuals have been nominated to serve as Directors for the ensuing year and until their successors shall have been duly elected and qualified. The persons named as proxies in the accompanying proxy form have advised management that unless authority is withheld in the proxy, they intend to vote for the election of the individuals listed in the table on the following page. Management does not contemplate that any of the nominees named in the table will be unable, or will decline, to serve; however, if any of the nominees is unable to serve, or declines to serve, the persons named in the accompanying proxy form may vote for another person, or persons, in their discretion, unless the Board chooses to reduce the number of Directors serving on the Board.

The following table sets forth certain information with respect to each nominee for election to the Board. All of the nominees currently serve as Directors of the Company. A summary of the background and experience of each nominee is set forth in the paragraphs following the table.

The Board of Directors Unanimously Recommends a Vote

for the Election of the Following Nominees

Name and Position with the Company	Age at April 14, 2004	Year First Became Director of the Company
Paul H. Stebbins, Chairman of the Board and Chief Executive Officer	47	1995

Michael J. Kasbar, President and Chief Operating Officer	47	1995

John R. Benbow, Member of Audit Committee and Chairman of Compensation and Governance Committees	72	1989

Myles Klein, Chairman of Audit Committee and Member of Governance Committee	65	1995

Jerome Sidel, Member of Compensation and Governance Committees	69	2000

Luis R. Tinoco Member of Governance Committee	63	1997

Ken Bakshi Member of Compensation and Governance Committees	54	2002

Richard A. Kassar Member of Audit and Governance Committees	56	2002

J. Thomas Presby Member of Audit and Governance Committees	64	2003

PAUL H. STEBBINS has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since July 2002. He has served as a Director of the Company since June 1995. Mr. Stebbins served as President and Chief Operating Officer of the Company’s Marine Fuel Services Segment from January 1995 to July 2000, and served as President and Chief Operating Officer of the Company from July 2000 to July 2002. From September 1985 to December 1994, Mr. Stebbins was an officer, shareholder, and director of Trans-Tec Services, Inc., a New York corporation (“Trans-Tec New York”), and its affiliated companies.

MICHAEL J. KASBAR has served as a Director of the Company since June 1995 and as President and Chief Operating Officer since July 2002. From January 1995 to July 2002, he served as Chief Executive Officer of the Company’s Marine Fuel Services Segment. From September 1985 to December 1994, Mr. Kasbar was an officer, shareholder, and director of Trans-Tec New York and its affiliated companies. Mr. Kasbar is the first cousin of Richard A. Kassar, a Director.

JOHN R. BENBOW has served as a Director of the Company since 1989. Mr. Benbow has served as President of Benbow & Associates, Inc., a construction management firm located in Miami, Florida, since June 1988. From December 1986 to May 1988, Mr. Benbow was employed as President of Weiner, Kane & Benbow, Inc., an investment banking and stock brokerage firm located in Miami, Florida. From May 1983 to November 1986, Mr. Benbow was employed as President of Florida National Bank, formerly a commercial bank in Miami, Florida.

MYLES KLEIN has served as a Director of the Company since February 1995. Mr. Klein has been a partner in the accounting firm of Klein & Barreto, P.A., in Miami, Florida, since 1985. From 1971 until 1985, Mr. Klein was a partner in the international accounting and auditing firm of Grant Thornton.

JEROME SIDEL has served as a Director of the Company since June 2000. He also served as a consultant to the Company from 1984 until 2000. Since 1998, Mr. Sidel has served as the president of New York Store Leasing Inc., a real estate company. From 1995 through 1997, Mr. Sidel served as the president of the Lexington 54th St. Association, a real estate leasing company, and as consultant to R.F. Lafferty & Co., an option brokerage firm, as well as other companies.

LUIS R. TINOCO, a Director of the Company since June 1997, is an attorney and has served as a partner of Lara, Lopez, Matamoros, Rodriguez and Tinoco, a law firm in Costa Rica, since 1971. From 1997 until October 2003, Mr. Tinoco also served as sole director of the Company’s international sales companies located in Costa Rica. Mr. Tinoco has also served as an Ambassador of Costa Rica to Great Britain and on several United Nations committees. Lara, Lopez, Matamoras and Tinoco performs legal services for the Company’s subsidiaries in Costa Rica. The fees paid to this firm in 2003 totaled $12,500.

KEN BAKSHI, a Director of the Company since August 2002, has been employed as Chief Executive Officer of Row 2 Technologies, a software development firm, since December 2001. Since June 2003, he has been a partner in Trishul Capital Group LLC, and Trishul Advisory Group LLC, two privately-owned equity investment companies. From July 2000 to December 2001, he was employed as Executive Vice President and Chief Operating Officer of Vistaar, Inc., an incubator of business-to-business internet based marketplaces. From 1994 to 2000, Mr. Bakshi was employed by American Home Products Company (NYSE) in various positions, and most recently served as Senior Vice President of the Global Agricultural Products Group.

RICHARD A. KASSAR, a Director of the Company since August 2002, has been employed as Senior Vice President and Chief Financial Officer of The Meow Mix Company since February 2002. From May 2001 to January 2002, he was self-employed as a consultant to venture capital firms, advising them primarily on the acquisition of consumer brands. From December 1999 to May 2001, Mr. Kassar was employed as Co-President and Chief Financial Officer of Global Household Brands. From 1986 to December 1999, he was employed by Chock Full O’Nuts in various positions, and most recently served as Senior Vice President and Chief Operating Officer. Mr. Kassar also serves as a Director of Velocity Express, Inc. (NASDAQ). Mr. Kassar is the first cousin of Michael J. Kasbar, the President and a Director of the Company.

J. THOMAS PRESBY has served as a Director of the Company since February 2003. Mr. Presby was employed for 30 years as a partner in Deloitte & Touche Tohmatsu (“DTT”), a public accounting firm, until he accepted mandatory retirement in June 2002. At the time of his retirement, Mr. Presby was serving as Deputy Chief Executive Officer of DTT, a position he held since 2001. From 1995 to 2000, Mr. Presby served as Deputy Chairman and Chief Operating Officer of DTT. Mr. Presby currently serves on the boards of directors of Tiffany & Co. (NYSE), GreenPoint Financial Corp. (NYSE), and Turbo Chef Technologies Inc. (NASDAQ). He also serves on the audit committees of all three of these companies, and is the chairman of the audit committee of Tiffany & Co. and Turbo Chef Technologies, Inc. He was a member of the board of directors and chairman of the audit committee of PracticeWorks (NASDAQ) from July 2002 to October 2003, when the company was sold. He is also a member of the board of directors and chairman of the audit committee of The German Marshall Fund of the USA, a not-for-profit organization.

BOARD OF DIRECTORS

During the fiscal year ended December 31, 2003, the Company’s Board held six formal meetings and acted four times by unanimous written consent. The Board has three committees, the Audit Committee, the Compensation Committee, and the Governance Committee. Except for one director who missed one Board meeting, all of the Directors attended all of the meetings of the Board during the fiscal year ended December 31, 2003. All of the directors attended all of the meetings of the Board Committees on which they served.

Corporate Governance Matters

The Board has established and adopted Corporate Governance Principles which govern the appointment, retention, responsibilities, qualifications and conduct of the Board and its committees. The Corporate Governance Principles contain formal director independence standards that set forth the criteria by which director independence will be determined. These standards include: prohibitions on material relationships with the Company; limitations on employment of a director or his or her immediate family members by the Company; limitations on the receipt of direct compensation from the Company; and prohibitions on affiliation with the Company’s present or former auditors.

The Board has determined that all the non-employee Directors are independent pursuant to the Company’s Corporate Governance Principles and the listing standards of the New York Stock Exchange (the “NYSE”). In addition, the Board has determined that all of the members of the Audit Committee meet the independence standards for audit committee members adopted by the Securities and Exchange Commission (the “SEC”).

All of the Company’s employees, officers (including senior executive, financial and accounting officers) and Directors are held accountable for adherence to the Company’s Code of Business Conduct and Ethics (the “Code of Ethics”). The Code of Ethics is intended to establish standards necessary to deter wrongdoing and to promote compliance with applicable governmental laws, rules and regulations and honest and ethical conduct. The Code of Ethics covers all areas of professional conduct, including conflicts of interest, fair dealing, financial reporting and disclosure, protection of Company assets and confidentiality. Waiver of any provision of the Code of Ethics for executive officers and Directors may only be granted by the Board or one of its committees and any waiver or modification of the Code of Ethics relating to such individuals will be disclosed by the Company.

The Company encourages employees and others to report violations of the Code of Ethics and any other unlawful or inappropriate practices they discover relating to the Company’s business. The Code of Ethics sets forth procedures for employees to file confidential and anonymous reports of any such violations or practices. In addition, the Audit Committee has established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The procedure for employees to contact the Audit Committee regarding questionable accounting or auditing matters is set forth in the Code of Ethics. The Company has advised employees of its policy to not retaliate or take any other detrimental action against employees who submit such complaints in good faith.

It is the policy of the Company that each Director should attend all meetings of shareholders, absent extenuating circumstances. All of the Company’s Directors attended the 2003 annual meeting of shareholders.

The Company’s Corporate Governance Principles, the Code of Ethics, and the charters of each of the Audit Committee, the Compensation Committee, and the Governance Committee are available on the Company’s website (http://www.wfscorp.com), under the heading “Investor Information.” Copies of these documents may also be obtained by any shareholder, without charge, by writing to the Corporate Secretary, R. Alexander Lake, at the Company’s address.

Any shareholder can contact the Company’s Board, any Board Committee and Director, and the independent directors by writing to any of them, c/o the Corporate Secretary, at the principal office of the Company, 9800 Northwest 41st Street, Miami, Florida 33178, or by sending an email to the Corporate Secretary at “complianceofficer@wfscorp.com.” Any communications received from interested parties in the manner described above will be collected and organized by the Company’s Corporate Secretary and will be periodically, but in any event prior to each regularly-scheduled Board meeting, reported and/or delivered to the appropriate Director or Directors.

The Governance Committee

The Governance Committee was formed in October 2002 and consists of all seven non-employee Directors. The Committee operates pursuant to a written charter which is posted on the Company’s website, as described in the preceding section. John R. Benbow serves as Chairman of the Governance Committee. The Governance Committee meets in executive session (without management present) prior to each scheduled Board meeting, and at other times as may be necessary to perform the committee’s functions. Five of these meetings were held during the fiscal year ended December 31, 2003, and all the non-employee Directors attended each meeting.

The primary functions of the Governance Committee are to recommend to the Board the corporate governance principles and polices applicable to the Company; to lead the Board in its annual performance evaluation of the Board and individual members; to identify individuals qualified to become members of the Board, and to recommend to the Board the Director nominees for the next annual meeting of shareholders; to recommend to the Board the members to serve on the Board’s committees; and, together with the Compensation Committee, to determine compensation of non-employee Directors. In the first quarter of 2004, members of each of the three Board committees conducted evaluations of their committee’s performance during 2003, in accordance with the requirements of their committee charters, and reviewed those evaluations in a meeting of the Governance Committee.

The Governance Committee will consider nominees for Director recommended by shareholders. If a shareholder wishes to recommend a candidate for Director, the shareholder should submit a written nomination to the Governance Committee, c/o the Company’s Secretary, 9800 NW 41st Street, Suite 400, Miami, FL 33178. This written nomination must be submitted by December 1, 2004, for candidates to be nominated for election at the 2005 annual meeting. Upon receipt of a nomination, the Corporate Secretary will advise the nominating shareholder of the additional information regarding the background and experience of the nominee which will be required so that the Governance Committee can evaluate the candidate. In addition to considering candidates suggested by shareholders, the Committee considers potential candidates recommended by current Directors, employees and others. The Committee may also retain professional search firms to identify Director candidates. The Committee has the sole authority to approve the fees and other retention terms of any such firms.

The Governance Committee reviews with the Board on an annual basis the appropriate skills and characteristics required of Board members in the context of the current composition of the Board. This assessment includes, in addition to qualities of intellect, integrity and judgment, the candidate’s knowledge, skills and experience, including experience in the marine and aviation fuel industry, securities markets, business, finance and public service. The Committee makes this determination in the context of an assessment of the perceived needs of the Board at the time of the evaluation.

The Committee evaluates all nominees for Director based on the above criteria, including nominees recommended by shareholders. All nominees for Director included on the Company’s proxy card are currently serving as Directors of the Company.

The Audit Committee

The Audit Committee consists of Myles Klein, Chairman, John R. Benbow, Richard Kassar and J. Thomas Presby. The Audit Committee held five formal meetings during the fiscal year ended December 31, 2003, and all members of the Committee were present at each meeting.

The Audit Committee operates pursuant to a written charter first adopted in 2000. In accordance with the NYSE listing standards, the charter addresses the purpose, duties and responsibilities, and requires an annual performance evaluation, of the Audit Committee. The charter was most recently amended in February 2004. A copy of the charter is attached as Appendix A to this Proxy Statement.

The Board has determined that all of the members of the Audit Committee meet: (a) the NYSE standards of independence, financial literacy and accounting or related financial management expertise; (b) the independence requirements in the Company’s governance principles; and (c) the SEC’s requirements with respect to independence of audit committee members. The Board has determined that at least one member of the Audit Committee, J. Thomas Presby, meets the SEC’s definition of an “audit committee financial expert.”

Company management is responsible for preparing the Company’s consolidated financial statements and for the financial reporting process. The independent auditors are responsible for expressing an opinion on the conformity of the Company’s consolidated financial statements to accounting principles generally accepted in the United States. Acting for the Board, the Audit Committee provides oversight of the financial reporting process and the internal control system. More specifically, the Audit Committee performs the following principal functions: reviews the qualifications, independence and performance of the Company’s independent auditors; approves the appointment of independent auditors for the ensuing year; reviews the scope and budget for the annual audit; reviews with the independent auditors the results of the audit engagement, including a review of the consolidated financial statements and the management letter; approves all audit and non-audit services provided by the independent auditors; reviews the scope of, and compliance with, the Company’s internal controls; reviews the effectiveness of the Company’s internal audit function; and recommends to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K.

The Audit Committee has adopted policies for pre-approving all non-audit work performed by our independent auditors. These policies are described in the section of this Proxy Statement titled “Proposal No. 4 – Ratification of Independent Auditors.”

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management and with the independent auditors the audited consolidated financial statements for the fiscal year ended December 31, 2003. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees. Additionally, the Audit Committee has: (i) received from the independent auditors the written disclosures required by Independence Standards Board No. 1, Independence Discussions with Audit Committees; (ii) considered whether the provision of tax and accounting research and other non-audit services by the independent auditors to the

Company is compatible with maintaining the auditors’ independence; and (iii) discussed with the independent auditors their independence from the Company and its management.

In reliance on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the SEC.

Myles Klein, Chairman

John R. Benbow, Member

Richard Kassar, Member

J. Thomas Presby, Member

The Compensation Committee

The Compensation Committee consists of John R. Benbow, Chairman, Ken Bakshi and Jerome Sidel. The Board has determined that each member of the Compensation Committee is independent pursuant to the NYSE listing standards and the Company’s governance principles. The Committee operates pursuant to a written charter which is posted on the Company’s website at http://www.wfscorp.com. During the fiscal year ended December 31, 2003, the Compensation Committee held five formal meetings, and acted once by unanimous written consent. All members of the Committee attended each of the meetings.

The Compensation Committee is responsible for establishing and administering the Company’s executive compensation programs. The committee periodically reviews the total compensation for the Company’s two most senior executives and makes recommendations to the Board, which has final approval for their compensation. The committee also reviews senior management’s recommendations regarding the compensation of other executives of the Company and its subsidiaries. The Compensation Committee’s report on executive compensation is set forth in the “Compensation of Executive Officers” section of this Proxy Statement.

Compensation of Directors

The Governance Committee reviewed director compensation at its meeting in May 2003, taking into account the increased amount of time required to deal with Board matters. After reviewing the fees paid to directors in several other Florida-based companies, the Committee agreed to increase the annual grant of shares to non-employee Directors from 500 to 1000, and to increase the fee paid to committee chairs from $3,750 to $6,250, effective June 2003. The annual retainers for Board service and for committee service were not changed.

Annual Fees. Directors who are not Company employees receive an annual fee of $35,000. Members of the Audit and Compensation Committees of the Board receive an additional fee of $3,500 per year, and chairpersons of the Audit, Compensation and Governance committees receive an additional $6,250 per year. Luis R. Tinoco, a non-employee Director of the Company, received an additional monthly fee of $4,000 for the nine months ended September 30, 2003, for serving as sole director of two of the Company’s subsidiaries,

Trans-Tec International S.R.L. and World Fuel International S.R.L. Directors of the Company who are employed by the Company do not receive additional compensation for serving as Directors.

Stock Options. Pursuant to the 1993 Non-Employee Directors Stock Option Plan (the “1993 Plan”), each Director who is not employed by the Company receives annual stock options to purchase Common Stock in the Company. Each non-employee Director receives a non-qualified option to purchase 5,000 shares when such person is first elected to the Board and receives a non-qualified option to purchase 5,000 shares each year that the individual is re-elected to the Board. If a director is elected to the Board during the course of the fiscal year, he receives a pro-rated portion of the 5,000 share stock option.

All options granted under the 1993 Plan fully vest and are exercisable on the next annual meeting date after the date of grant; provided, if a Director is not initially elected at an annual meeting, his option will vest one year after the date the option is granted. Under the 1993 Plan, each grant of options to a non-employee Director remains exercisable for a term of five years from the grant date so long as such non-employee Director remains a member of the Board. The exercise price for options granted under the 1993 Plan may not be less than the fair market value of the Common Stock, which is defined as the closing price for the Common Stock at the end of the day preceding the date of grant. The exercise price must be paid in cash or in Common Stock.

As of December 31, 2003, options to purchase 85,500 shares of the Company’s Common Stock remain outstanding under the 1993 Plan and 69,750 shares are available for future grant. The exercise prices of the options granted and outstanding under the 1993 Plan range from $7.00 to $22.41 per share. The outstanding options at December 31, 2003 expire between August 2004 and May 2008.

On May 27, 2003, the seven non-employee Directors who were elected to the Board on that date (i.e., Messrs. Benbow, Klein, Sidel, Tinoco, Bakshi, Kassar and Presby) each received options to purchase 5,000 shares at an exercise price of $22.41 per share. During the fiscal year ended December 31, 2003, the non-employee Directors as a group exercised options to purchase an aggregate of 31,230 shares of Common Stock at exercise prices ranging from $7.00 per share to $19.65 per share.

Stock Grants. To further promote Director stock ownership, the Board has adopted a plan pursuant to which the Company issues to each of the non-employee Directors 1,000 shares of Common Stock (the “Stock Grant”) each year, upon his re-election to the Board of Directors, at no cost to the Director. Prior to 2003, each non-employee director received an annual Stock Grant of 500 shares. All of these shares vest immediately. The Stock Grants are in addition to, and not in lieu of, options granted under the 1993 Plan. The Stock Grants for 2004 will be made immediately after the Annual Meeting.

In 2003, we adopted a Stock Deferral Plan for non-employee Directors to provide for the deferral of the Stock Grants. Each non-employee Director may elect to have his or her annual Stock Grants paid in stock units, in lieu of stock, with each stock unit being equivalent to one share of our Common Stock and deferred as provided in the Stock Deferral Plan. As of each cash dividend payment date with respect to Common Stock, each participant within the Stock Deferral Plan shall have credited to his or her account, as maintained by the Company, a number of stock units equal to the quotient obtained by dividing: (a) the product of (i) the cash dividend payable with respect to each share of Common Stock on such date, and (ii) the total number of stock units credited to his or her account as of the close of business on the record date applicable to such dividend payment date, by (b) the fair market value of one share of Common Stock on such dividend payment date. The payment of the total number of stock units credited to the participant’s account with an equal number of shares of Common Stock shall be made in a single distribution upon the participant’s termination of service as a Director of the Company for any reason or upon a change of control of the Company, as defined in the Stock Deferral Plan. In 2003, three Directors elected to defer their stock grants pursuant to this plan.

During the fiscal year ended December 31, 2003, the Company did not provide the Directors with any other compensation in connection with their participation on the Board or Board Committees or with respect to special assignments.

Stock Ownership Guidelines

Under the Company’s stock ownership guidelines for Directors, each Director is required to accumulate, over a period of five years following his election to the Board, shares of our Common Stock having a value that is at least equal to the cash fees paid to the Director each year.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of the Record Date, the number of shares of Common Stock of the Company owned beneficially by each nominee for Director of the Company, the five most highly compensated executive officers of the Company during the fiscal year ended December 31, 2003, and all the foregoing persons as a group. The table also shows the name and address of each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company. Except as shown in the table, no other person is known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company. Unless otherwise stated, all shares are held with sole dispositive and voting power.

Name and Address	Number of Shares Owned (1) (2)		Options Exercisable Within 60 Days (3)	Percent (4)
FMR Corp. 82 Devonshire Street Boston, MA 02109	1,617,600	(5)		14.5%
NFJ Investment Group, L.P. 800 Newport Center Drive Newport Beach, CA 92660	740,050	(6)		6.6%
Barclays Global Investors, NA 45 Fremont Street 17th Floor San Francisco, CA 94105	841,501	(7)		7.6%
Paul H. Stebbins	193,779		254,371	3.8%
Michael J. Kasbar	221,458		194,513	3.5%
Michael Clementi	10,000		52,899	*
Francis X. Shea	40,500		18,333	*
Robert S. Tocci	10,000		8,333	*
John R. Benbow	5,978		15,009	*
Myles Klein	6,000		22,500	*
Jerome Sidel	12,800		15,000	*
Luis R. Tinoco	8,500		10,000	*
Ken Bakshi	4,500		3,509	*
Richard A. Kassar	1,500		5,000	*
J. Thomas Presby	—		7,509	*
All Executive Officers and
Director Nominees as a Group (12 persons)	524,025		606,976	9.6%

*	Less than one percent (1%)

(1)	The number of shares shown includes shares that are individually or jointly owned, shares over which the individual has either sole or shared investment or voting authority, and shares owned by members of the individual’s family that reside in the same home as the individual.

(2)	This column includes restricted shares of Common Stock owned by the named executive officers. The executives may vote the restricted shares and receive dividends thereon, but may not transfer the shares prior to vesting. The restricted shares vest at various times over a period of years ending in 2007. The named executive officers own the following number of restricted shares:

Paul Stebbins	35,000	shares
Michael Kasbar	47,500	shares
Michael Clementi	10,000	shares
Francis Shea	3,000	shares
Robert Tocci	10,000	shares

all executive officers	105,500	shares

(3)	Reflects the number of shares that could be purchased pursuant to options exercisable at April 14, 2004 or within 60 days thereafter under the Company’s stock option plans. This column also includes 1,009 shares each for three Directors – Messrs. Benbow, Presby and Bakshi – who elected to defer the stock grants issued to non-employee Directors in May 2003. In addition to the deferred stock, the total number of shares include an equivalent number of stock units relating to cash dividends paid on the Common Stock subsequent to the deferral of the stock grants. The deferred shares will be issued to the Directors upon their retirement. See “Compensation of Directors – Stock Grants,” below.

(4)	The percentages shown are based on 11,139,000 shares of Common Stock issued and outstanding on April 14, 2004, except that, in the case of individuals or groups that may acquire shares pursuant to options, the percentages are based on the 11,139,000 shares issued and outstanding, plus the shares which may be acquired by the individual or group pursuant to stock options exercisable within the next 60 days.

(5)	Based on information disclosed, as of February 16, 2004, in a Schedule 13G/A filed with the SEC. Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,386,300 shares, or 12.855% of the outstanding Common Stock, as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the “Fidelity Funds”). One investment company, Fidelity Low Priced Stock Fund, owns 1,216,106 shares, or 11.277% of the Common Stock outstanding. Fidelity Low Priced Stock Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson 3d (Chairman of FMR Corp.), FMR Corp. (through its control of Fidelity), and the Fidelity Funds each has sole power to dispose of the shares owned directly by the Fidelity Funds. Neither FMR Corp. nor Edward C. Johnson, 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

Fidelity Management Trust Company, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 190,500 shares of the Common Stock outstanding of the Company as a result of its serving as investment manager of certain institutional account(s). Edward C. Johnson, 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 190,500 shares and sole power to vote or to direct the voting of 190,500 shares of Common Stock owned by the institutional account(s) as reported above.

Members of the Edward C. Johnson, 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson owns 12.0% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

Fidelity International Limited (“FIL”), Pembroke Hall, 42 Crowlane, Hamilton, Bermuda, a Bermuda joint stock company and an investment advisor, is the beneficial owner of 40,800 shares, or 0.378% of the outstanding Common Stock, and has sole power to vote and dispose of such shares. Prior to June 30, 1980, FIL was a majority-owned subsidiary of Fidelity. On that date, the shares of FIL held by Fidelity were distributed, as a dividend, to the shareholders of FMR Corp. FIL currently operates as an entity independent of FMR Corp. and Fidelity. A partnership controlled by Edward C. Johnson 3d and members of his family owns shares of FIL voting stock with the right to cast approximately 39.89% of the total votes which may be cast by all holders of FIL voting stock. Mr. Johnson 3d also is Chairman of FIL. FMR Corp. and FIL are of the view that they are not required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation. However, FMR Corp. filed a Schedule 13G/A with the SEC on a voluntary basis as if all of the Common Stock is beneficially owned by FMR Corp. and FIL on a joint basis.

(6)	Based on information disclosed, as of February 13, 2004, in a Schedule 13G/A filed with the SEC. NFJ Investment Group L.P. (“NFJ”) is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. NFJ may be deemed the beneficial owner of shares of Common Stock held for investment advisory clients or discretionary accounts. NFJ has the sole power to dispose of the shares and to vote the shares under its written guidelines.

(7)	Based on information disclosed, as of February 17, 2004, in a Schedule 13G filed with the SEC. Barclays Global Investors, NA (“Barclays Global”) and Barclays Global Fund Advisors (“Advisors”) are banks as defined in Section 3(a)(6) of the Securities Exchange Act of 1934. Barclays Global and Advisors have sole dispositive and voting power over 653,704 and 91,709 shares of Common Stock, respectively. The shares are held by the reporting entities in trust accounts for the economic benefit of the beneficiaries of those accounts.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the executive officers of the Company and its principal subsidiaries. A summary of the background and experience of each executive officer, other than Messrs. Stebbins and Kasbar, is set forth in the paragraphs following the table. The background and experience of Messrs. Stebbins and Kasbar are described above in the section titled “Proposal No. 1 — Election of Directors.” All executive officers serve at the discretion of the Board.

Name and Position with the Company	Age at April 14, 2004	Year First Became Executive Officer of the Company
Paul H. Stebbins, Chairman of the Board and Chief Executive Officer	47	1995

Michael J. Kasbar, Director, President, and Chief Operating Officer	47	1995

Michael Clementi, President of the Aviation Fuel Services Segment	42	1998

Francis X. Shea, Executive Vice President and Chief Financial Officer	63	2001

Robert S. Tocci, Executive Vice President of the Company and President of the Marine Fuel Services Segment	50	1988

MICHAEL CLEMENTI has served as President of the Company’s Aviation Fuel Services Segment since April 1998. From August 1994 to March 1998, he served as Senior Vice President of World Fuel Services, Inc., a subsidiary of the Company.

FRANCIS X. SHEA has served as Executive Vice President of the Company since September 2001. He was appointed Chief Financial Officer on July 1, 2002. From September 1999 to August 2001, he served as Director and Senior Advisor for the Center for Business and Advisory Services, an organization based in Jakarta, Indonesia that provides consulting and financial services. He served as the Jakarta, Indonesia representative of the Company’s Marine Fuel Services Segment from January 1999 to December 1999. From February 1991 to December 1994, he also served as President and Chief Operating Officer of Trans-Tec New York.

ROBERT S. TOCCI was appointed President of the Company’s Marine Fuel Services Segment in March 2001. He has served as Executive Vice President of the Company since April 1995, and served as Senior Vice President and Chief Financial Officer of the Company from April

1988 to April 1995. From November 1988 to May 1989, he also served as Treasurer of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s Common Stock, to file with the SEC reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ended December 31, 2003, all filings required of directors and executive officers, and persons who own more than 10% of the Company’s Common Stock, were made on a timely basis, except that Myles Klein, a Director, failed to file on a timely basis a Form 4 to report two transactions. The form was filed six days after the date of the transactions.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the annual and long-term compensation which the Company and its subsidiaries paid to those persons who were, on December 31, 2003, the Chief Executive Officer and the four most highly compensated executive officers of the Company (hereinafter, the “named executive officers”) for services rendered in the fiscal year ended December 31, 2003, in the nine-month period ending December 31, 2002, and in the fiscal year ended March 31, 2002.

Summary Compensation Table

		Annual Compensation(1)			Long-Term Compensation Awards
Name and Principal Position	Fiscal Period (2)	Salary (3)	Bonus(4)		Restricted Stock Awards(5)		Securities Underlying Options
Paul H. Stebbins, Chairman	FY 2003	$537,000	$1,050,000		$207,000	(6)	150,000
of the Board and Chief Executive	2002 (9 mos)	$394,417	$393,750		$491,250	(6)	—
Officer (4)	FY 2002	$512,000	$500,000		—		—

Michael J. Kasbar, President	FY 2003	$537,000	$1,050,000		$207,000	(7)	150,000
and Chief Operating Officer	2002 (9 mos)	$373,583	$393,750		$491,250	(7)	—
	FY 2002	$374,982	$726,560	(8)	$297,500	(7)	55,000

Michael Clementi	FY 2003	$434,000	$510,000		—		50,000
President of the Aviation	2002 (9 mos)	$306,000	$291,250	(9)	$244,000	(10)	—
Fuel Services Segment	FY 2002	$356,000	$225,000		—		25,000

Francis X. Shea	FY 2003	$296,000	$232,000		—		50,000
Executive Vice President	2002 (9 mos)	$215,755	$38,667		$58,800	(11)	—
and Chief Financial Officer	FY 2002	$163,917	$5,000		—		15,000

Robert S. Tocci	FY 2003	$327,750	$390,000		—		50,000
Executive Vice President of the	2002 (9 mos)	$256,750	$135,000		$196,000	(12)	—
Company and President of the	FY 2002	$319,700	$50,000		—		—
Marine Fuel Services Segment

(1)	Perquisites to each officer did not exceed the lesser of $50,000 or 10% of the total salary and bonus for any officer.

(2)	In August 2002, the Company changed its fiscal year from a March 31 year to a December 31 year. Amounts shown in the table for “2002 (9 mos)” are for the nine months ended December 31, 2002, and amounts shown for “FY 2003” and “FY 2002” are for the fiscal years ended December 31, 2003 and March 31, 2002, respectively.

(3)	Amounts shown in this column include a cash auto allowance paid to each of the named executives, as follows: $6,000 per year for Mr. Shea, $9,000 per year for Mr. Tocci and Mr. Clementi, and $12,000 per year for Mr. Stebbins and Mr. Kasbar.

(4)	A portion of the FY 2002 bonuses paid to Messrs. Stebbins and Kasbar, equal to $12,000 and $109,375, respectively, was deferred pursuant to the terms of their employment agreements. These deferred amounts bear interest at the prime rate until paid to the executives. No bonuses were deferred for the nine months ended December 31, 2002. Portions of their 2003 bonuses may be deferred if the Incentive Plan is not approved by shareholders at the Annual Meeting. See “Executive Employment Agreements” below.

(5)	The amounts shown in this column represent the dollar value of the restricted stock on the grant date, based on the closing price of the Company’s Common Stock on such date. Restricted stock awards vest at various times, as described in the footnotes below. Prior to vesting, a holder of restricted shares may vote the shares and receive dividends thereon, but may not transfer the shares.

(6)

Mr. Stebbins received stock grants of 10,000 shares and 25,000 shares in 2003 and 2002, respectively. All these stock grants vest in three equal annual installments starting in 2005. The value of these shares at December 31, 2003 was $1,188,250, based on a closing price of $33.95 for the Common Stock on the NYSE on December 31,

2003. The shares described above, and 10,000 restricted shares awarded to Mr. Stebbins in March 2004, are the only restricted shares owned by Mr. Stebbins.

(7)	In 2003 and 2002, Mr. Kasbar received stock grants of 10,000 shares and 25,000 shares, respectively. All these stock grants vest in three equal annual installments starting in 2005. In October 2001, Mr. Kasbar received a stock grant of 25,000 restricted shares, which vests in four equal installments over a term of four years. 6,250 of these shares vested in 2002 and 6,250 of these shares vested in 2003. As of December 31, 2003, the value of the restricted shares that were not vested was $1,612,625, based on a closing price of $33.95 for the Common Stock on the NYSE on December 31, 2003. The shares described above, and 10,000 restricted shares awarded to Mr. Kasbar in March 2004, are the only restricted shares owned by Mr. Kasbar.

(8)	In October 2001, Mr. Kasbar’s employment agreement was amended so that his bonus will be determined on a fiscal year basis, as opposed to the calendar year basis set forth in his previous employment agreement. Accordingly, the bonus shown in the table for the 2002 fiscal year covers 15 months of service (January 1, 2001 to March 31, 2002).

(9)	This amount includes $100,000 that Mr. Clementi was paid in July 2002, in accordance with his previous employment agreement.

(10)	In 2002, Mr. Clementi received a restricted stock grant of 10,000 shares which vest as follows: 50% on July 1, 2006 and 50% on March 31, 2007. These are the only restricted shares owned by Mr. Clementi. The value of these shares at December 31, 2003 was $339,500, based on a closing price of $33.95 for the Common Stock on the NYSE on December 31, 2003.

(11)	In 2002, Mr. Shea received a restricted stock grant of 3,000 shares which vest on September 1, 2005. These are the only restricted shares owned by Mr. Shea. The value of these shares at December 31, 2002 was $101,850, based on a closing price of $33.95 for the Common Stock on the NYSE on December 31, 2003.

(12)	In 2002, Mr. Tocci received a restricted stock grant of 10,000 shares which vest on March 31, 2005. These are the only restricted shares owned by Mr. Tocci. The value of these shares at December 31, 2003 was $339,500, based on a closing price of $33.95 for the Common Stock on the NYSE on December 31, 2003.

Option Grants During Last Fiscal Year

The following table sets forth certain information pertaining to stock options granted to the named executive officers during the fiscal year ended December 31, 2003:

Name	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share (1)	Expiration Date	Grant Date Present Value (2)
Paul H. Stebbins	25,000	(3)	5.1%	20.70	4/30/08	$71,078
	25,000	(4)	5.1%	25.00	4/30/08	$36,468
	100,000	(5)	20.5%	28.73	7/29/08	$206,380

Michael J. Kasbar	25,000	(3)	5.1%	20.70	4/30/08	$71,078
	25,000	(4)	5.1%	25.00	4/30/08	$36,468
	100,000	(5)	20.5%	28.73	7/29/08	$206,380

Michael Clementi	15,400	(6)	3.2%	20.70	4/30/08	$43,784
	9,600	(7)	2.0%	25.00	4/30/08	$14,004
	25,000	(8)	5.1%	28.73	7/29/08	$51,595

Francis X. Shea	10,500	(9)	2.2%	20.70	4/30/08	$29,853
	14,500	(10)	3.0%	25.00	4/30/08	$21,151
	25,000	(8)	5.1%	28.73	7/29/08	$51,595

Robert S. Tocci	10,900	(11)	2.2%	20.70	4/30/08	$30,990
	14,100	(12)	2.9%	25.00	4/30/08	$40,088
	25,000	(8)	5.1%	28.73	7/29/08	$51,595

(1)	The exercise price for 81% of the options shown in the table (363,200 shares) is equal to 120% of the market price of the Common Stock on the date of grant. The exercise price on the balance of the options (86,800 shares) is equal to the market price of the Common Stock on the date of grant.

(2)	The fair value of stock options was estimated as of the date of grant using the Black-Scholes option pricing model.

(3)	14,490 of these shares are incentive stock options and become exercisable in three annual installments of 4,830 shares each, commencing on April 30, 2004. The remaining 10,510 shares are non-qualified stock options and become exercisable on April 30, 2004.

(4)	These shares are non-qualified stock options and become exercisable in three annual installments, as follows: 1,326 shares vest on April 30, 2004; 11,837 shares vest on April 30, 2005; and 11,837 shares vest on April 30, 2006.

(5)	These shares are non-qualified stock options and become exercisable in three annual installments, as follows: 33,333 shares vest on July 29, 2004; 33,333 shares vest on July 29, 2005; and 33,334 shares vest on July 29, 2006.

(6)	9,660 of these shares are incentive stock options and become exercisable in two annual installments of 4,830 shares each, commencing on April 30, 2005. The remaining 5,740 shares are non-qualified stock options and become exercisable on April 30, 2004.

(7)	These shares are non-qualified stock options and become exercisable in three annual installments, as follows: 2,593 shares vest on April 30, 2004; 3,503 shares vest on April 30, 2005; and 3,504 shares vest on April 30, 2006.

(8)	These shares are non-qualified stock options and become exercisable in three annual installments, as follows: 8,333 shares vest on July 29, 2004; 8,333 shares vest on July 29, 2005; and 8,334 shares vest on July 29, 2006.

(9)	9,660 of these shares are incentive stock options and become exercisable in two annual installments as follows: 4,830 shares vest on April 30, 2004; and 4,830 shares vest on April 30, 2005. The remaining 840 shares are non-qualified stock options and become exercisable on April 30, 2004.

(10)	These shares are non-qualified stock options and become exercisable in three annual installments, as follows: 7,493 shares vest on April 30, 2004; 3,503 shares vest on April 30, 2005; and 3,504 shares vest on April 30, 2006.

(11)	These shares are incentive stock options and become exercisable in three annual installments, as follows: 4,830 shares vest on April 30, 2004; 4,830 shares vest on April 30, 2005; and 1,240 shares vest on April 30, 2006.

(12)	2,960 of these shares are incentive stock options and become exercisable in one installment on April 30, 2006. The remaining 11,140 shares are non-qualified stock options and become exercisable in three annual installments, as follows: 3,503 shares vest on April 30, 2004; 3,503 shares vest on April 30, 2005; and 4,134 shares vest on April 30, 2006.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

The table below sets forth certain information pertaining to stock options exercised and held by the named executive officers as of December 31, 2003:

	Shares Acquired On Exercise	Value Realized(1)
			Number of Shares Underlying Unexercised Options at 12/31/03		Value of Unexercised In-the-Money Options at 12/31/03(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Paul H. Stebbins	—	—	237,705	150,000	$5,589,436	$1,077,000
Michael J. Kasbar	—	—	177,847	158,403	$3,905,276	$1,262,286
Michael Clementi	—	—	44,566	55,434	$734,251	$504,969
Francis X. Shea	—	—	10,000	55,000	$215,500	$503,438
Robert S. Tocci	—	—	—	50,000	—	$401,120

(1)	Value realized is calculated by multiplying (a) the difference between the closing price of the Common Stock on the NYSE as of the exercise date, and the option exercise price, by (b) the number of shares of Common Stock underlying the option.

(2)	Based on a fair market value of $33.95 per share for the Common Stock, determined by using the closing price on the NYSE on December 31, 2003. Value is calculated by multiplying (a) the difference between $33.95 and the option exercise price, by (b) the number of shares of Common Stock underlying the option.

Long-Term Incentive Awards in 2003

The following table sets forth information concerning long-term incentive awards (“LTIP Awards”) granted during 2003 to the named executive officers under the 2003 Executive Incentive Plan (the “Incentive Plan”). Currently, only the five named executive officers are eligible to receive LTIP Awards. The amounts shown in the table represent a range of potential payouts that may be paid in 2006 if the applicable performance goals are achieved during the three-year period that commenced in January 2003. If the Company’s performance is below the threshold goal in any performance cycle, no LTIP Award will be earned for that period. The Incentive Plan will be submitted for shareholder approval at the Annual Meeting. Additional information regarding this plan is set forth below in “Proposal No. 2 – Approval of 2003 Executive Incentive Plan.” Because the Incentive Plan was adopted by the Board in 2003, no LTIP Awards have been paid to date.

Name	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts under Non-Stock Price-Based Plans(1)
		Threshold	Target	Maximum
Paul H. Stebbins	1/03 – 12/05	$375,000	$750,000	$1,500,000
Michael J. Kasbar	1/03 – 12/05	$375,000	$750,000	$1,500,000
Michael Clementi	1/03 – 12/05	$100,000	$200,000	$400,000
Francis X. Shea	1/03 – 12/05	$100,000	$200,000	$400,000
Robert S. Tocci	1/03 – 12/05	$100,000	$200,000	$400,000

(1)	The Incentive Plan provides for LTIP Awards that can be earned by senior executives upon achievement of long-term performance goals. Achievement of performance goals is measured over a series of rolling three-year performance periods, with the first period commencing in January 2003. LTIP Awards are designed to reward strong financial performance on a sustained basis over a period of years, as measured by the Compound Average Annual Growth Rates (“CAGR”) in net income, as defined in the plan. Target awards are $750,000 each for Mr. Stebbins and Mr. Kasbar, and $200,000 each for the other named executives. The executives can earn 50% of the target award if we achieve a threshold of 15% CAGR in net income over a three-year performance period, and 100% of the target award if an 18% CAGR in net income is achieved over three years. The maximum award is 200% of the target award, and would be earned if a CAGR in net income of at least 21% is achieved over the three-year performance period.

Executive Employment Agreements

In July 2002 our Board of Directors elected Paul H. Stebbins as Chairman and Chief Executive Officer and Michael J. Kasbar as President. In connection with these promotions, the Company amended the employment agreements with Messrs. Stebbins and Kasbar. These contracts contain substantially similar terms, and expire in July 2007. Under their employment agreements, Messrs. Stebbins and Kasbar each receive an annual base salary of $525,000. Each of them also received grants of stock options and shares of restricted Common Stock in 2002 and 2003, as described in the preceding tables.

Messrs. Stebbins and Kasbar are eligible to receive annual bonuses and LTIP Awards pursuant to the Company’s Incentive Plan. The Incentive Plan, originally named the “Annual Incentive Plan,” was adopted by the Board effective April 1, 2002. Pursuant to this plan, annual bonuses are earned upon achievement of performance targets, which targets are based on diluted earnings per share growth and certain yearly objectives, agreed upon by the executives and the Compensation Committee. Effective January 1, 2003, the Board amended the Incentive Plan to provide for LTIP Awards in addition to annual bonuses. The plan’s name was also changed to the “2003 Executive Incentive Plan.” LTIP Awards are earned upon achievement of long-term performance goals, based on compound average annual growth rates (“CAGR”) in net income, as measured over a series of rolling three-year performance periods.

For the year ended December 31, 2003, each of Messrs. Stebbins and Kasbar earned an annual bonus equal to $1,050,000, or 200% of base salary. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits the deductibility of certain compensation in excess of $1,000,000 per year paid to any “covered employee” (i.e., the Company’s Chief Executive Officer and its other four most highly-compensated executive officers). Because of this limitation, the payment of any portion of the annual bonus that causes the aggregate compensation of either Messrs. Stebbins or Kasbar to exceed $1,000,000 during any fiscal year will be deferred and accrue interest at the prime rate, and will be paid in a fiscal year in which the executive is no longer a “covered employee” under Section 162(m) or earns less than $1,000,000. However, if the Incentive Plan is approved by shareholders at the Annual Meeting, the Section 162(m) limitation will no longer apply and Messrs. Stebbins and Kasbar will be paid their full 2003 bonuses promptly after the Annual Meeting. For additional information regarding the Incentive Plan and Section 162(m), refer to “Proposal No. 2 — Approval of the 2003 Executive Incentive Plan,” below.

Pursuant to their employment agreements, Messrs. Stebbins and Kasbar are each entitled to receive a cash severance payment if: (a) the Company terminates the executive for any reason other than death, disability or cause; (b) the executive resigns for good reason (generally a reduction in his responsibilities or compensation, or a breach by the Company), or resigns for any reason following a change of control of the Company; or (c) the Company elects not to renew the executive’s employment agreement upon expiration, for any reason other than cause. The severance payment is equal to two times the executive’s average salary and bonus during the three-year period preceding termination; provided, if (i) the termination occurs within three years after a change of control the multiple set forth above will be three instead of two, and (ii) in the case of a non-renewal, as described in item (c) above, the multiple will be one and the severance will be paid in 26 equal installments over a one-year period. Upon any such termination the Company will continue to provide coverage to the executive under its group insurance plans for up to three years, and all of the executive’s stock options and stock grants will immediately vest.

For purposes of these employment agreements, a “change of control” of the Company is defined as set forth in Article II of the Incentive Plan (Appendix B of this Proxy Statement).

The employment agreements with Messrs. Stebbins and Kasbar prohibit them from competing with the Company for a period of three years following the termination of employment for any reason.

The other named executive officers are employed pursuant to agreements entered into in 2002. The following table summarizes the principal terms of these agreements.

Name of Officer	Base Salary	Expiration Date
Michael Clementi	$425,000	March 31, 2007
Francis X. Shea	$290,000	August 31, 2005
Robert S. Tocci	$350,000	March 31, 2005

Pursuant to the Company’s Incentive Plan, the three executive officers named above are eligible to receive annual bonuses and LTIP Awards, calculated as a percentage of base salary, if certain performance goals set by the Compensation Committee are achieved. The employment agreements with the three executive officers named above prohibit them from competing with the Company for a period of one year following the termination of employment for any reason.

Equity Compensation Plans

Stock Option Plans. The following table summarizes the stock options outstanding as of April 14, 2004, under the Company’s existing stock option plans (in thousands, except weighted-average exercise price). The weighted average remaining contractual life for the outstanding options as of April 14, 2004 was 4.2 years.

	(a)	(b)	(c)
Plan name or description(1)	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
2001 Plan(2)	603,640	$24.59	7,154
1996 Plan(3)	568,424	$15.15	—
1986 Plan(4)	49,170	$6.89	—
1993 Plan(5)	85,500	$18.84	69,750
1995 Options(6)	25,410	$6.89	—

	1,332,144	$19.20	76,904

(1)	The options described in note 6 below were not approved by shareholders. All other stock option plans described in this table were approved by shareholders.

(2)	The 2001 Plan is proposed to be amended at the Annual Meeting. Outstanding options under the 2001 Plan expire between September 2006 and January 2009. For additional information regarding the amendment, the 2001 Plan, and the outstanding options under such plan, see “Proposal No. 3 — Amendment of the 2001 Omnibus Plan,” below.

(3)	The 1996 Plan was replaced by the 2001 Plan. Outstanding options under the 1996 Plan expire between January 2008 and October 2011.

(4)	The 1986 Plan has expired. Outstanding options under the 1986 Plan expire between January 2005 and March 2005.

(5)	Outstanding options under the 1993 Plan expire between October 2005 and May 2008. For additional information relating to the 1993 Plan, refer to “Board of Directors—Compensation of Directors,” Above.

(6)	In 1995 we issued certain non-qualified options to various employees. These options expire in January 2005.

Restricted Stock Grants. Under the 2001 Plan, we granted 25,000 restricted shares in October 2001, 95,705 restricted shares during the nine-month period ended December 31, 2002, 31,350 restricted shares during the fiscal year ended December 31, 2003 and 27,000 restricted shares from January 1, 2004 to April 14, 2004. At April 14, 2004, there were 166,557 shares of unvested restricted stock outstanding, which shares will vest between October 2003 and August 2008. Prior to vesting, the holder of restricted shares may vote the shares and receive dividends thereon, but may not transfer them.

Compensation Committee Report on Executive Compensation

General. The Compensation Committee is responsible for establishing and administering the Company’s executive compensation programs, with the objective of making such compensation reasonable relative to market standards and to the shareholder value created. The Committee annually reviews the total compensation for the Company’s two most senior executives and makes recommendations to the Board, which has final approval for their compensation. The Committee also reviews and approves the compensation of the other executives of the Company and its subsidiaries, based on the recommendations of the Chief Executive Officer and the Chief Operating Officer.

In its review of executive compensation, the Committee considers a number of factors, including: (1) the executive’s individual performance and the performance of the business unit for which the executive is responsible; (2) the Company’s operating performance and the achievement of its strategic objectives; (3) business conditions in general and in the Company’s lines of business; (4) the Company’s performance during the year in light of such conditions; and (5) market compensation for executives of similar background and experience.

In evaluating compensation levels the Committee has found few other public companies with which exact comparisons to the Company can be made, and therefore does not rely solely on surveys to set compensation. However, the Committee does review pay levels at several other publicly held companies which are of a comparable size in terms of assets, number of employees and market capitalization. The Committee also has retained the services of a compensation consultant to work solely with the Committee to provide advice in the administration of the Company’s executive compensation programs.

Compensation Components. Executive compensation consists primarily of base salary, performance-based annual bonus and periodic grants of stock options and restricted stock. Base salaries are designed to be competitive in relation to industry standards and corporations of comparable size and complexity. All of the named executive officers and certain other executives are compensated under employment contracts with different levels of base salary. Employment agreements generally extend for two to five years.

With the assistance of its compensation consultants, the Committee developed and approved the Incentive Plan, effective April 1, 2002, to replace the several different bonus arrangements used in the past for senior executives. All of the named executive officers are eligible to earn bonuses if performance goals, established at the beginning of each fiscal year, are achieved. The principal measure of performance is increased earnings per share, but the Committee may use other quantitative or qualitative measures. The Committee also retains discretion to adjust results each year to account for extraordinary items or events, to consider the effect of bonus payments on return on equity, and to take any other actions necessary to preserve the incentive features of the plan and maintain its market-competitiveness. For additional information regarding the Incentive Plan, see “Proposal No. 2—Approval of the 2003 Executive Incentive Plan,” below.

In 2003, 66% of the cash compensation earned by the CEO and the COO was at risk, since it was a function of the increase in earnings per share over the prior year.

Stock options are awarded to executives as an element of long-term compensation, with the objective of encouraging the executives to become substantial shareholders. Options limit the amount of cash compensation expense for the Company and yield a profit to the executive only when other shareholders benefit. Options are awarded at market price, or higher at the discretion of the Committee, thus providing the optionee with an incentive to create value for the Company’s shareholders, as reflected in stock price appreciation. Option grants to executive officers are dependent upon many factors, including the individual’s prior and expected performance, its effect upon the Company, the level of position and responsibility, and potential for promotion. In order for an executive to exercise an option, he must remain in the employ of the Company until the time the options vest, which is usually one to three years after the option is awarded. Accelerated vesting of options may occur upon a change in control of the Company, death, disability, or involuntary termination of employment.

Restricted stock grants are awarded to executives as an element of performance-based compensation and serve as a retention tool since the grants require the recipient to remain with the Company throughout the vesting period, which typically runs one to four years. In addition, some grants are made that vest only if specified performance objectives are achieved. Accelerated vesting may occur upon a change in control of the Company, death, disability, or involuntary termination of employment.

Amendments to 2001 Omnibus Plan. The 2001 Omnibus Plan (the “2001 Plan”) was approved by shareholders in 2001 and provided for the issuance of up to 500,000 shares pursuant to various stock awards. Pursuant to the terms of the plan, the 500,000 share maximum was increased by shares of our Common Stock that were reacquired by us in the open market or in private transactions after the effective date of the 2001 Plan and shares that became available as a result of the forfeiture or expiration of outstanding options. As a result, the aggregate limit on the total shares of our Common Stock which may be issued under the 2001 Plan increased to approximately 797,000 shares. As of April 14, 2004, 7,154 shares remained available to be issued under the plan. An analysis of grants made over the last three years and nine months—taking into account the Company’s change in 2002 from a fiscal year ending in March to a calendar year—indicates that the annual run-rate—i.e., annual grants of options and restricted stock—on average equaled 3.25% of average basic shares outstanding. For the two years and nine months ended December 31, 2003, the average was 2.97%. These grant rates approximate the 3% maximum annual rate favored by many institutional investors. The Committee believes that amending the 2001 Plan to add 600,000 shares is necessary to meet its expected requirements. For additional information concerning the proposed amendments to the 2001 Plan, refer to “Proposal No. 3—Amendment to the 2001 Omnibus Plan,” below.

LTIP Awards. In order to provide an incentive to executive management to exceed the maximum amount of bonus that could be earned under the Incentive Plan, the Committee approved an amendment to that plan that would provide for long-term incentive awards (“LTIP Awards”) for the achievement of performance goals that are measured over rolling three-year performance periods, with the first period commencing January 2003. Target awards are possible only if net income grows at an 18% compound average annual rate (“CAGR”) for the three-year period. The executive may earn 50% of the target award if earnings growth is 15% CAGR, and 200% of target if net income growth is 21% or higher. The awards may be paid in cash or stock and the executive has the option to defer receipt, as determined by the Committee. For additional information concerning the 2003 Incentive Plan, refer to “Proposal No. 3 – Approval of the 2003 Incentive Compensation Plan,” below.

The Committee has established stock ownership requirements, to be achieved by December 31, 2005, for all executives that participate in the Incentive Plan, based on multiples of base salary. Pursuant to these guidelines, the Chief Executive Officer and the Chief Operating Officer are expected to own Common Stock having a value of at least three times their base salary. Other participants are expected to own Common Stock having a value that is at least equal to their base salary.

The Committee has taken note of changes many companies are adopting in their equity compensation plans, shifting their emphasis away from annual option grants as a form of additional cash compensation, to programs that aim to increase executive stock ownership. Full value awards in the form of restricted stock, a significant portion of which have performance requirements, will comprise a larger part of the equity award programs in the future, and holding requirements for shares obtained upon the exercise of stock options may be established in place of or in addition to ownership requirements. The Committee believes that amending the 2001 Plan to enable it to grant up to 300,000 shares per year of restricted stock and other non-option awards will facilitate the achievement of its goal of increasing employee stock ownership. In 2004, the Committee intends to review its equity award programs to make certain that it is following best practices and that compensation always is aligned with the interests of Company shareholders.

Chief Executive Officer and Chief Operating Officer Compensation. In July 2002, the Board elected Mr. Stebbins Chairman and Chief Executive Officer and Mr. Kasbar President and Chief Operating Officer. Recognizing their 18-year relationship dating from the formation of Trans-Tec Services, Inc., which was acquired by the Company in 1995, and their partnership approach to the management of the Company, the Committee agreed to set their compensation at the same level. Mr. Stebbins’ salary was increased from $500,000 to $525,000 and Mr. Kasbar’s salary was increased from $487,500 to $525,000. The Committee reviewed their salary levels in the first quarter of 2004 and determined that they were appropriate and no adjustments were needed.

The annual incentive award for each executive, shown in the Summary Compensation Table, was based on the achievement of growth in operating earnings per share which exceeded the maximum award level provided for in the Incentive Plan. Amounts of compensation in excess of $1,000,000 have in the past been deferred. If the shareholders approve the 2003 Incentive Plan, such amounts will be deductible for income tax purposes and therefore can be paid on a current basis.

During the year the Committee awarded stock option grants to the five named executive officers at market price, and a like number of options at 120% of market price. Consequently, Messrs. Stebbins and Kasbar each received 25,000 options at market and 25,000 options at 120% of market. Subsequently, the Committee determined that in view of past performance and to provide an incentive for even greater future performance, a special award of options was approved, and granted 100,000 shares to each of Messrs. Stebbins and Kasbar at 120% of market.

John R. Benbow, Chairman

Jerome Sidel, Member

Ken Bakshi, Member

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee were employees of the Company during the fiscal year ended December 31, 2003. There were no “Compensation Committee Interlocks” during the fiscal year ended December 31, 2003.

Stock Performance Graph

In accordance with SEC regulations, the following graph compares the cumulative total shareholder return to the Company’s shareholders, during the fiscal year ended December 31, 2003, the nine-month period ended December 31, 2002 and the four-year period ended March 31, 2002, to the Russell 2000 Index and the Standard & Poor’s Energy Index. The graph assumes an initial investment of $100 on March 31, 1998 and reinvestment of all dividends. Prices have been adjusted for all stock splits. These indices relate only to stock prices and do not purport to afford a direct comparison of the business or financial performance of the Company and the companies included in such indices.

	Cumulative Total Return
	3/98	3/99	3/00	3/01	3/02	12/02	12/03
WORLD FUEL SERVICES CORPORATION	100.00	53.71	34.53	46.24	96.94	102.57	171.90
RUSSELL 2000	100.00	83.74	114.98	97.35	110.97	84.86	124.95
S & P ENERGY	100.00	100.81	115.88	122.69	128.22	104.30	131.02

Copyright © 2002 Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

PROPOSAL NO. 2 — APPROVAL OF THE 2003 EXECUTIVE INCENTIVE PLAN

Introduction

The Board approved the Incentive Plan in April 2002. This plan was initially known as the “Annual Incentive Plan,” and provided for annual cash bonuses which could be earned by our senior executives upon achievement of annual performance goals set by the Compensation Committee. Effective for the 2003 fiscal year, the plan was amended to also provide for long-term incentive compensation awards (“LTIP Awards”) which can be earned by executives upon achievement of long-term performance goals set by the Compensation Committee. The plan was also renamed as the “2003 Executive Incentive Plan.” The Incentive Plan is intended to motivate and reward senior executives of the Company by providing such executives with both annual and long-term incentive compensation which is tied to the achievement of pre-established and objective performance goals.

We are seeking shareholder approval of the Incentive Plan so that the Incentive Plan will qualify as a performance-based compensation plan under Section 162(m) of the Code (“Section 162(m)”). Section 162(m) limits the Company’s ability to deduct annual compensation over $1,000,000 paid to senior executives. However, this limit does not apply to qualifying performance-based compensation. We believe that, if the Incentive Plan is approved by shareholders at the Annual Meeting, the annual bonuses and LTIP Awards paid to our senior executives will constitute qualifying performance-based compensation under Section 162(m). For more information regarding Section 162(m), refer to the section titled “Federal Income Tax Consequences” below.

The following summary of the Incentive Plan is qualified in its entirety by reference to the complete text of the plan, which is attached to this proxy statement as Appendix B.

Summary Description of the Plan

The purpose of the Incentive Plan is to increase shareholder value by attracting and retaining high caliber employees who are capable of improving business results. The Incentive Plan is administered by the Company’s Compensation Committee. The Committee designates all participants in the plan and determines all target awards, performance goals and performance criteria under the plan. The performance goals and corresponding target awards must be established by the Committee before 25% of the performance period has elapsed.

Performance goals generally are based on the financial performance of the Company, and shall initially be increased diluted earnings per share for annual bonuses, and compound average annual growth in net income (“CAGR”) for LTIP Awards. However, the Committee in its sole discretion may use other criteria as performance measures including, but not limited to: cash flow, net income, pre-tax income, net revenue, EBITDA, operating income, diluted earnings per share, gross margin, return on equity, and/or appreciation in the fair market value of the Company’s stock. The Committee may also establish performance measures which are based on the results or performance of any division, subsidiary or segment of the Company for which a participant has management responsibility.

Currently, the five named executive officers are the only participants in the Incentive Plan. Under the plan, these executives are eligible to receive annual cash bonuses upon achievement of annual performance targets, which targets are based on diluted earnings per share growth and other yearly objectives determined by the Compensation Committee. The bonus payout may range from 15% of base salary if at least 5% diluted earnings per share growth is achieved, to 200% of base salary if diluted earnings per share growth equals or exceeds 15%. In no event may an executive’s annual bonus under the plan exceed $1,500,000.

In addition to annual bonuses, the Incentive Plan provides for LTIP Awards that can be earned by participants upon achievement of long-term performance goals. Achievement of performance goals is measured over a series of rolling three-year performance periods, with the first period commencing in January 2003. LTIP Awards are designed to reward strong financial performance on a sustained basis over a period of years, as measured by the CAGR in net income, as defined in the plan. Target awards are $750,000 each for Messrs. Stebbins and Kasbar, and $200,000 each for the other three senior executives. The executives can earn 50% of the target award if we achieve a threshold of 15% CAGR in net income over a three-year performance period, and 100% of the target award if an 18% CAGR in net income is achieved over three years. The maximum award is 200% of the target award, and would be earned if a CAGR in net income of at least 21% is achieved over the three-year performance period. In no event may an executive’s LTIP Award under the plan, for any three year performance period, exceed $2,500,000.

If and when each award is earned for a three-year performance period, the executives will have the option of deferring the award on such terms and conditions as may be approved by the Compensation Committee. The deferred amounts will earn interest at the prime rate, with a maximum rate of 10% per year.

In the event of the participant’s death or disability or a change of control of the Company, the Compensation Committee may determine that, irrespective of whether the participant’s performance goal is thereafter achieved, the participant will receive a portion of the award, in an amount to be determined by the Compensation Committee, provided that such accelerated award shall not exceed the amounts accrued as compensation expense for the original award by the Company through the end of the last fiscal quarter ending before the date of the event triggering such acceleration. A “change in control” of the Company is defined in Article II of the Incentive Plan, a copy of which is attached as Appendix B to this Proxy Statement.

The Compensation Committee may amend or terminate the Incentive Plan by resolution at any time as it shall deem advisable; provided, however, that if the Incentive Plan is approved by the shareholders, the Compensation Committee may not amend the Incentive Plan to change the method for determining awards for covered employees, or change the individual award limit set forth above, without the shareholders’ approval. Furthermore, the Compensation Committee cannot amend the Incentive Plan if such amendment would impair the rights of a participant to any award already granted.

Federal Income Tax Consequences

Section 162(m) limits the deductibility of certain compensation in excess of $1,000,000 per year paid to any “covered employee” (i.e., the Company’s Chief Executive Officer and its other four most highly-compensated executive officers). The Incentive Plan is intended to address the limitation on deductibility by providing for compensation that qualifies as “performance-based compensation,” which is not subject to the Section 162(m) limitations.

Compensation paid under the Incentive Plan will qualify as “performance-based compensation” within the meaning of Section 162(m) if the following conditions are met:

(1)	it is payable on account of the attainment of a pre-established, objective performance goal and subject to the limitations on award amounts set forth in the Incentive Plan;

(2)	the Committee, which is comprised solely of outside directors, approves the maximum individual awards at or near the beginning of each performance period;

(3)	the Incentive Plan, which sets forth the material terms of the compensation and the performance goal, is disclosed to and approved by shareholders before payment; and

(4)	the Committee certifies that the performance goal has been satisfied before payment.

We believe that the Incentive Plan satisfies all of the foregoing conditions, except that it has not been approved by shareholders. Therefore, if the Incentive Plan is approved at the Annual Meeting, payments of annual bonuses and LTIP Awards under the plan will qualify as performance based compensation which will not be subject to the $1,000,000 limitation imposed by Section 162(m).

New Plan Benefits

The following table sets forth the annual bonuses that were earned under the Incentive Plan in 2003 by each of the following persons and groups. In 2003, each of the named executive officers earned the maximum annual bonus because the Company achieved earnings per share growth in excess of fifteen percent. The named executives will earn the same annual bonuses in 2004 if the Company achieves earnings per share growth of 15% or higher. The executives will not be entitled to any annual bonus if the Company does not achieve earnings per share growth of at least 5% in 2004. Actual bonuses for 2004 and subsequent years will depend on the Company’s performance, so they cannot be determined at this time.

Name and Principal Position	Dollar Value

Paul H. Stebbins, Chairman of the Board and Chief Executive Officer	$1,050,000

Michael J. Kasbar, Director, President, and Chief Operating Officer	$1,050,000

Michael Clementi, President of the Aviation Fuel Services Segment	$510,000

Francis X. Shea, Executive Vice President and Chief Financial Officer	$232,000

Robert S. Tocci, Executive Vice President of the Company and President of the Marine Fuel Services Segment	$390,000

Executive Officers as a Group	$3,232,000

Non-Employee Director Group (7 persons)	—

Non-Executive Officer Employee Group	—

As shown in the table above, in 2003 each of Messrs. Stebbins and Kasbar earned an annual bonus of $1,050,000, or 200% of base salary, under the Incentive Plan. If the Incentive Plan is approved at the Annual Meeting, Messrs. Stebbins and Kasbar will be paid their full annual bonus for 2003 promptly after the meeting. If the Incentive Plan is not approved at the Annual Meeting, then a portion of the annual bonuses for Messrs. Stebbins and Kasbar, totaling approximately $587,000 and $868,000, respectively, will be deferred because those amounts exceed the Section 162(m) limitation.

Information concerning the LTIP Awards granted in 2003 is contained in the 2003 Long Term Incentive Awards table, in the section of this Proxy Statement titled “Compensation of Executive Officers.” No LTIP Awards were earned by any of the named executive officers in 2003 because the three-year performance periods commenced in January 2003. For the three-year period commencing January 1, 2004, the named executive officers were granted LTIP Awards that will be determined pursuant to the same formula, and with the same performance targets, used for the three-year period that started January 1, 2003. Accordingly, assuming such performance goals are achieved for the three-year period starting January 1, 2004, the named executive officers could receive the potential payouts shown in the 2003 Long Term Incentive Awards table for the performance cycle that started January 1, 2003. Actual payments of LTIP Awards will depend on the Company’s performance during the applicable performance cycle, so they cannot be determined at this time.

Vote Required

The approval of the Incentive Plan by the shareholders requires the affirmative vote of a number of shares which exceeds the number of shares voted against such approval. As noted above, the Board has already unanimously adopted the Incentive Plan, and believes that the plan is in the best interests of the Company and its shareholders.

If the Incentive Plan is not approved by the shareholders at the Annual Meeting, the plan will remain in effect, although the Company will not be able to deduct, under Section 162(m), annual compensation over $1,000,000 paid to any of the named executive officers. In such event, any compensation in excess of the Section 162(m) limitation will be deferred and accrue interest at the prime rate, and will be paid in a year in which the officer in question is no longer subject to Section 162(m) or earns less than $1,000,000.

The Board of Directors Unanimously Recommends a Vote

for Approval of the Incentive Plan

PROPOSAL NO. 3 — AMENDMENT TO THE 2001 OMNIBUS PLAN

Introduction

The 2001 omnibus stock awards plan (the “2001 Plan”) was adopted by the Board on May 30, 2001, and approved by the shareholders at the annual meeting of shareholders held on August 23, 2001. The 2001 Plan is administered by the Compensation Committee. The purpose of the 2001 Plan is to recruit, reward, and motivate all executives and key employees of the Company to work as a team to achieve our corporate goal of maximizing shareholder return, and to permit the Compensation Committee to use a broader range of stock incentives, such as stock appreciation rights, performance share awards and restricted stock, as well as non-stock performance awards, to motivate executives and key employees of the Company.

A total of 500,000 shares of Common Stock were originally reserved for issuance under the 2001 Plan. Additional shares of Common Stock that may be granted under the 2001 Plan include any shares that are available for future grant under any of our prior stock option plans, and any stock or options granted under the 2001 Plan or any prior plans that are forfeited, expired or canceled. Furthermore, pursuant to the 2001 Plan and upon our Board of Directors’ authorization in January 2002, any shares of Common Stock that are reacquired by the Company in the open market or in private transactions after the effective date of the 2001 Plan, were added to the limitation on the total shares which may be issued under the 2001 Plan. The Company has repurchased approximately 259,000 shares since the 2001 Plan’s effective date and increased the total number of shares of Common Stock which may be issued to participants in the 2001 Plan by the same number of shares.

Proposed Amendments

As of April 14, 2004, the aggregate limit on the total shares of Common Stock which could be issued under the 2001 Plan was approximately 796,453 shares, of which 594,000 shares are subject to options already issued and an additional 179,057 shares have been issued as restricted Common Stock grants. At April 14, 2004, there are 7,154 shares of Common Stock available to be issued pursuant to the 2001 Plan.

In order to continue to effectively grant options and other stock awards under the 2001 Plan, the Board adopted an amendment increasing by 600,000 the number of shares authorized for issuance under the plan, subject to the approval of the shareholders at the Annual Meeting. Assuming this amendment is approved at the Annual Meeting, there will be a total of 607,154 shares available for issuance under the 2001 Plan. The Board also amended the 2001 Plan to provide that shares repurchased by the Company would not be added to the maximum amount of shares that may be issued under the plan. Therefore, the 607,154 share total set forth above may be increased only by shares which become available as a result of the expiration, termination or cancellation of options or restricted stock grants that are currently outstanding under the 2001 Plan or the Company’s other stock option plans.

Although the 2001 Plan is unlimited in duration, no awards can be granted under the plan after August 23, 2006. Because this expiration date is less than 18 months away, the Board amended the 2001 Plan to extend its expiration date for five years, or until May 27, 2009, subject to the approval of the shareholders at the Annual Meeting.

The 2001 Plan provides that a maximum of 200,000 shares of Common Stock per year may be issued as “Other Stock Awards.” Other Stock Awards, as defined in the plan, include restricted stock grants and other awards, but exclude options. The Compensation Committee has determined to issue more restricted stock awards in the future, as opposed to options, in order to promote employee stock ownership. In order to facilitate achieving this goal, the Board amended the 2001 Plan to increase the limitation on Other Stock Awards from 200,000 to 300,000 shares per year, subject to the approval of the shareholders at the Annual Meeting.

All of the amendments described above were unanimously approved by the Board on April 14, 2004. Except for these amendments, no other amendments have been made to the 2001 Plan. At the Annual Meeting, shareholders will be asked to approve the increase in available shares by 600,000 shares, the extension of the 2001 Plan until May 27, 2009, and the increase in the shares that may be issued as Other Stock Awards to 300,000 shares.

The following section contains a summary of the 2001 Plan; this summary does not purport to be complete, and is qualified in its entirety by reference to the complete 2001 Plan which is attached hereto as Appendix C. Appendix C has been restated to include the amendments described above, including the three amendments proposed to be approved by shareholders at the Annual Meeting, which appear at Sections 4.1, 4.2(b) and 4.2(e)(iii) of the plan.

Information concerning the options outstanding under the 2001 Plan and the Company’s other stock option plans is set forth in “Compensation of Executive Officers – Equity Compensation Plans.” The closing price of the Common Stock on the NYSE on April 14, 2004 was $40.65.

Summary Description of 2001 Plan

The 2001 Plan provides for awards in the Company’s Common Stock which can be restricted or nonrestricted, or in stock options which can be “qualified” or “nonqualified” under the Code, or stock appreciation rights (“SARs”), or other stock or non-stock-based awards, including but not limited to stock units, performance units, dividend payments or dividend equivalent payments.

The Compensation Committee administers the 2001 Plan. The Compensation Committee may interpret the 2001 Plan, establish, amend, and rescind any rules and regulations relating to the 2001 Plan, determine the terms and provisions of any award made pursuant to the 2001 Plan, and make all other determinations that may be necessary or advisable for the administration of the plan. However, the Compensation Committee cannot cancel outstanding stock options or SARs for the purpose of replacing or re-granting such options or SARs with an exercise price that is less than the exercise price of the original option or SAR.

The Compensation Committee will determine from among the salaried employees of the Company, all of whom are eligible participants, who will be designated as a participant and the type of award or awards to be granted to him or her and the conditions and limitations, if any, applicable to such awards.

Options and SARs granted under the 2001 Plan become exercisable in accordance with such terms and conditions, and during such periods, as established by the Compensation Committee; provided, that in any event they must be exercised within five years from the date of grant. The exercise price for any options must be no less than the market price on the date of grant, and must be payable in cash or by tendering shares of Common Stock, valued at fair market value as of the day of exercise, or in any combination thereof, as determined by the Compensation Committee, subject to certain restrictions described in the 2001 Plan.

Unless otherwise provided by the Compensation Committee, awards under the 2001 Plan are not transferable except as designated by the participant by will or by the laws of descent and distribution.

In the event of certain corporate events or a change of control of the Company, all outstanding options and SARs will become immediately exercisable, and all restricted stock and other awards will immediately become fully vested. A “change in control” of the Company is defined in Section 8(c) of the 2001 Plan, a copy of which is attached as Appendix C to this Proxy Statement.

In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Compensation Committee may adjust awards to preserve the benefits or potential benefits of the awards. Action by the Compensation Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the 2001 Plan (including increases to the limitations on the number of shares that may be awarded to individuals or in the aggregate); (ii) adjustment of the number and kind of shares subject to outstanding awards; (iii) adjustment of the exercise price of outstanding options and SARs; and (iv) any other adjustments that the Compensation Committee determines to be equitable.

The Board may, at any time, amend or terminate the 2001 Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected participant (or, if the participant is not then living, the affected beneficiary), adversely affect the rights of any participant or beneficiary under any award granted under the 2001 Plan prior to the date such amendment is adopted by the Board.

New Plan Benefits

Information with respect to restricted shares and options awarded to the named executive officers in 2003 pursuant to the 2001 Plan is set forth in the Summary Compensation, Option Grants and Option Exercises/Values Tables, in the section titled “Compensation of Executive Officers,” above. The following table provides information with respect to awards under the 2001 Plan that have been granted in 2004. Because the plan is discretionary, future awards are not determinable at this time.

	Other Stock-Based Awards
Name and Principal Position	Dollar Value (1)	Shares

Paul H. Stebbins, Chairman of the Board and Chief Executive Officer	$203,250	10,000	(2)

Michael J. Kasbar, Director, President and Chief Operating Officer	$203,250	10,000	(2)

Michael Clementi, President of the Aviation Fuel Services Segment	$203,250	5,000	(3)

Francis X. Shea, Executive Vice President and Chief Financial Officer	$203,250	5,000	(3)

Robert S. Tocci, Executive Vice President of the Company and President of the Marine Fuel Services Segment	$203,250	5,000	(3)

Executive Officers as a Group	$1,246,700	35,000	(4)

Non-Executive Director Group	—	—

Non-Executive Officer Employee Group	—	—

(1)	Based on a fair market value of $40.65 per share, determined by using the closing price on the NYSE on April 14, 2004.

(2)	Each of Messrs. Stebbins and Kasbar received a grant of 10,000 shares on April 14, 2004. 50% of these shares will vest on July 26, 2007, if the Company achieves a compound average annual growth (“CAGR”) in earnings per share of at least 11.5% during the three-year period commencing January 1, 2004, and the remaining 50% will vest if the Company achieves a CAGR of at least 15% over the three-year period.

(3)	These shares will vest on the same basis as the restricted shares issued to Messrs. Stebbins and Kasbar and described in Note 2 above. The grant of these shares is contingent on approval of the 2001 Plan at the Annual Meeting.

(4)	As described in Note 3 above, the grant of 15,000 of these shares is contingent on approval of the 2001 Plan at the Annual Meeting.

Vote Required

The amendments to the 2001 Plan require the affirmative vote of a number of shares which exceeds the number of shares voted against the amendments. The Board has unanimously approved the amendments to the 2001 Plan and believes that these amendments are in the best interests of the Company and its shareholders.

The Board of Directors Unanimously Recommends a Vote for

Approval of the Amendment to the 2001 Plan

PROPOSAL NO. 4 — RATIFICATION OF INDEPENDENT AUDITORS

Introduction

Based on the recommendation of its Audit Committee, the Board engaged PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) to act as the Company’s independent public accountants, effective March 25, 2002. Arthur Andersen LLP (“Arthur Andersen”) had been the Company’s independent public accountants prior to March 25, 2002. PricewaterhouseCoopers has also been appointed by the Audit Committee as the Company’s independent auditor for 2004, subject to shareholder approval at the Annual Meeting. If the shareholders do not ratify the selection of PricewaterhouseCoopers LLP as our independent auditors, the selection of the Company’s independent auditors will be reconsidered by the Audit Committee.

Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire, and will be available to respond to questions.

The following is a description of the fees billed and to be billed to the Company by PricewaterhouseCoopers for the fiscal years ended December 31, 2003 and March 31, 2002, and the nine months ended December 31, 2002.

Fees and Services of PricewaterhouseCoopers

Services Rendered	Year Ended 12/31/03	Nine Months Ended 12/31/02	Year Ended 3/31/02
Audit Fees	$393,500	$366,000	$237,000
Tax Fees	$3,000	$60,000	—
All Other Fees	$4,000	$3,000	—

Audit fees included fees for professional services rendered for the audits of the consolidated financial statements of the Company, reviews of the quarterly consolidated financial statements, statutory audits, SEC filings and accounting consultations on matters related to the annual audits or interim reviews.

Tax fees included fees for tax compliance advice and planning. All other fees consist of fees for accounting research software.

The Audit Committee approved all services provided by, and all fees paid to, PricewaterhouseCoopers. The Audit Committee has considered the services provided by PricewaterhouseCoopers and described above, and has determined that such services are compatible with maintaining PricewaterhouseCoopers’ independence.

The Audit Committee approved a policy that authorizes the Chairman of the Audit Committee to pre-approve audit and non-audit services to be provided by the independent auditors so long as such services: (a) involve fees of less than $10,000, and (b) are subsequently reported to and approved by the full committee. Pursuant to this policy, all audit and non-audit services to be provided by the independent auditors, involving fees of $10,000 or more, must be pre-approved by the Audit Committee.

The audit report of PricewaterhouseCoopers on the consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2003 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended December 31, 2003, there were no disagreements between the Company and PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PricewaterhouseCoopers’ satisfaction, would have caused PricewaterhouseCoopers to make reference to the subject matter of the disagreement in connection with its reports.

During the two fiscal years ended March 31, 2001, and through March 25, 2002, there were no disagreements between the Company and Arthur Andersen (the Company’s auditors during that period) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports.

None of the reportable events described under Item 304(a)(1)(v) of the SEC’s Regulation S-K occurred during the fiscal year December 31, 2003, the nine-month period ending December 31, 2002, or the fiscal year ended March 31, 2002. The Company did not consult with its independent auditors regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K the fiscal year December 31, 2003, the nine-month period ending December 31, 2002, or the fiscal year ended March 31, 2002.

The Board of Directors Unanimously Recommends a Vote for Ratification of the

Appointment of PricewaterhouseCoopers LLP as our Independent Auditors

PROPOSALS FOR THE 2005 ANNUAL MEETING

In order to be considered for inclusion in the Proxy Statement for the 2005 Annual Meeting, shareholders’ proposals must be received at the principal office of the Company, 9800 Northwest 41st Street, Miami, Florida 33178, Attention: Corporate Secretary, no later than December 1, 2004.

OTHER MATTERS

Management is not aware of any other matters to be presented for action at the Annual Meeting. If, however, any other matters come before the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment.

APPENDIX A

WORLD FUEL SERVICES CORPORATION

AUDIT COMMITTEE CHARTER

(The Board of Directors initially adopted this Charter on May 24, 2000 and last revised and adopted the Charter on February 24, 2004.)

PURPOSE

The primary function of the Audit Committee (the “Committee”) is to assist the Board of Directors in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:

•	Monitor the Company’s financial reporting process and internal control system.

•	Monitor the independence and qualifications of the Company’s independent auditors.

•	Monitor the performance of the Company’s independent auditors and internal auditors.

•	Provide an avenue of communication among the independent auditors, management and the Board of Directors.

The Committee and its chairman shall have unrestricted access to Company management, its internal auditors and financial staff, and its independent auditors in carrying out the Committee’s responsibilities. The Committee is authorized to conduct or authorize investigations into any matters within its scope of responsibilities and shall be empowered to retain independent counsel, accountants, and others to assist it in the conduct of any investigation. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor, to pay any advisors employed by the Committee and to pay other Committee expenses that are necessary and appropriate in carrying out its duties.

COMPOSITION

The Committee shall consist of at least three independent directors, each of whom shall have no relationship to the Company that may interfere with the exercise of his or her independent judgment. The members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”). All members of the Committee shall be “financially literate,” i.e., all members shall have a basic understanding of finance and accounting, including the ability to read financial statements, and at least one member shall have accounting or related financial management expertise. At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the Commission. Members of the Committee shall not simultaneously serve on the audit committees of more than two other public companies unless the Board of Directors (the “Board”) determines that simultaneous service would not impair the ability of the member to effectively serve on the Committee and the Board discloses this determination in the Company’s annual proxy statement.

MEETINGS

The Committee shall meet at least quarterly and at such other times as circumstances require. The Committee shall meet periodically with management, with the internal auditors (or other personnel responsible for the internal audit function), and with the independent auditors, in separate sessions.

RESPONSIBILITIES AND DUTIES

The Committee’s responsibility is one of oversight. Company management is responsible for preparing the Company’s financial statements. In providing oversight, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.

General

The Committee’s responsibilities consist of the following:

•	Review and update this charter at least annually and cause it to be attached as an appendix to the proxy statement every three years, at a minimum.

•	Review with management and the independent auditors the Company’s Form 10-Q report prior to its filing, all Company earnings announcements prior to release, and the results of the independent auditors’ review of interim financial information pursuant to Statement on Auditing Standards 61. Such review shall include a review and discussion of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”).

•	Review with management and the independent auditors the Company’s Annual Report on Form 10-K prior to its filing, including the financial statements contained therein and the disclosures made in the MD&A section thereof.

•	Review with the independent auditors their judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by management.

•	Perform an annual evaluation of the performance of the Committee.

•	Report regularly to the Board and assist the Board in its oversight of the integrity of the Company’s financial statements.

•	Review the disclosures and certifications of the Company’s Chief Executive Officer and Chief Financial Officer under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002.

Independent Auditors

The independent auditors for the Company are accountable, and report directly, to the Committee. The Committee shall have the sole authority to: (i) retain, evaluate and terminate the Company’s independent auditors; (ii) approve fees and other compensation paid to the auditors; and (iii) resolve any disagreements between management and the independent auditors regarding financial reporting. The Committee shall pre-approve all auditing and permitted non-auditing services of the independent auditors, subject to de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 that are approved by the Committee prior to completion of the audit. The Committee may form, and delegate authority to, subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Committee shall review the performance of the auditors at least annually and shall:

•	Ensure that the independent auditors submit to the Committee at least annually a formal written statement describing all relationships between the independent auditors and the Company, including each non-audit service provided to the Company and the matters set forth in Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

•	Review and evaluate the qualifications, performance, and independence of the independent auditors and of the lead audit partner of the independent auditors, and present its conclusions with respect to the independent auditors to the full Board not less frequently than annually.

•	Review the independent auditors’ annual audit plan, and discuss the scope and results of the audit with the auditors prior to releasing year-end earnings.

•	Assure the regular rotation of the lead audit partner as required by Section 10A(j) of the Securities Exchange Act of 1934.

•	Review and pre-approve requests for any management consulting engagement with the independent auditors, and set clear hiring policies for employees or former employees of the independent auditors.

•	Discuss with the independent auditors the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, including the adoption and/or application of, or changes to, the Company’s significant auditing and accounting principles and practices, any difficulties encountered in the audit, and any significant disagreements with management and management’s responses thereto.

•	Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any material issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

•	Review and discuss quarterly reports from the independent auditors on: (i) all critical accounting policies and practices; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the consequences of such alternative treatments, and the treatment preferred by the independent auditor; and (iii) other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

•	At least annually, obtain and review a report by the independent auditors describing: the accounting firm’s quality-control procedures, any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

Internal Audit

The Committee shall:

•	Review with management and the Chief Audit Executive (CAE) the responsibilities, plans, activities, staffing and organizational structure of the internal audit function.

•	Assist the Board in its oversight of the performance of the CAE and the Company’s internal audit function.

•	Review and concur in the appointment, replacement or dismissal of the CAE.

•	Review significant reports prepared by the internal audit department together with management’s responses and follow-up to those reports.

Legal Compliance

The Committee shall:

•	At least annually, review with Company counsel any legal matters that could have significant impact on the Company’s financial statements or its compliance with applicable laws and regulations.

•	Assist the Board in its oversight of the Company’s compliance with legal and regulatory requirements.

Other Matters

The Committee shall:

•	Annually prepare a report to shareholders as required by the Commission for inclusion in the Company’s annual proxy statement.

•	Review and discuss with management and the independent auditors the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management programs.

•	Review annually all directors’ and officers’ related party transactions and potential conflicts of interest.

•	Monitor and review annually the Company’s compliance with its Code of Corporate Conduct.

•	Review the policies and procedures with respect to officers’ expense accounts and perquisites, and consider the results of any review of the areas by the internal auditors or the independent auditors.

•	Perform such other functions as may be necessary or appropriate under law, the Company’s Charter or By-Laws or as directed by the Board.

•	As appropriate, obtain advice and assistance from outside legal, accounting or other advisors. The Committee is authorized to retain these advisors without seeking Board approval.

•	Form, and delegate authority to, subcommittees when it deems appropriate.

•	Establish procedures for: (i) the receipt, retention, and treatment of complaints received by the Company from its employees regarding accounting, internal accounting controls, and auditing matters; and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

APPENDIX B

WORLD FUEL SERVICES CORPORATION

2003 EXECUTIVE INCENTIVE PLAN

The World Fuel Services Corporation 2003 Executive Incentive Plan (the “Plan”) is hereby established by World Fuel Services Corporation, a Florida corporation (the “Company”), and shall apply to such employees of the Company (each a “Participant” and collectively, the “Participants”) as may be designated by the Compensation Committee of the Board of Directors (the “Committee”) from time to time.

ARTICLE 1- Introduction and Purpose of Plan

1.1 Plan Effective Dates. The Plan was adopted on April 1, 2002 as the “2002 Annual Incentive Plan,” for the purpose of issuing Annual Incentive Awards. The Plan was amended effective January 1, 2003, in order to authorize the grant of Long-Term Incentive Awards in addition to Annual Incentive Awards. This Plan document amends and restates the terms of the Plan and supersedes and replaces the Company’s 2002 Annual Incentive Plan. From and after the date hereof, the Plan will be known as the “World Fuel Services Corporation 2003 Executive Incentive Plan.” The Plan shall become effective with respect to each Participant as of the date that the Committee signs a written agreement evidencing the Employee’s participation in the Plan.

1.2 Purpose of Plan. The purpose of the Plan is to motivate and reward senior executives of the Company by providing such executives with both annual and long-term incentive compensation which is tied to the achievement of pre-established and objective performance goals.

ARTICLE 2- Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth in this Article 2 unless a different meaning is clearly required by the context:

“Accelerated Award” shall have the meaning set forth in Section 5.2 hereof.

“Acceleration Event” shall have the meaning set forth in Section 5.2 hereof.

“Annual Incentive Award” means an Incentive Award made pursuant to Section 4.1 with a Performance Cycle of one year or less.

“Award” or “Incentive Award” means any Award that is either an Annual Incentive Award or a Long-Term Incentive Award.

“Award Period” means, with respect to any Performance Cycle, the period during which the Committee must establish the Performance Goal for any Award. The Award Period for Annual Awards shall be the first ninety (90) days after commencement of the Annual Performance Cycle and the Award Period for Long-Term Awards shall be the first twenty-five percent (25%) of the Performance Cycle for such Award.

“Board of Directors” or “Board” means the Board of Directors of World Fuel Services Corporation.

“Change of Control” means any one of the following events:

(a) any person or “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but excluding any employee benefit plan or plans of the Company and its subsidiaries, becomes the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the Company’s outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; or

(b) any merger, consolidation, reorganization or similar event of the Company or any of its subsidiaries, as a result of which the holders of the voting stock of the Company immediately prior to such merger, consolidation, reorganization or similar event do not directly or indirectly hold at least fifty-one percent (51%) of the aggregate voting power of the capital stock of the surviving entity; or

(c) the individuals who, as of March 1, 2003 (the “Effective Date”), constitute the Board of Directors of the Company (the “Board” generally and as of the date hereof the “Incumbent Board”) cease for any reason to constitute at least two-thirds (2/3) of the Board, or in the case of a merger or consolidation of the Company, do not constitute or cease to constitute at least two-thirds (2/3) of the board of directors of the surviving company (or in a case where the surviving corporation is controlled, directly or indirectly by another corporation or entity, do not constitute or cease to constitute at least two-thirds (2/3) of the board of such controlling corporation or do not have or cease to have at least two-thirds (2/3) of the voting seats on any body comparable to a board of directors of such controlling entity, or if there is no body comparable to a board of directors, at least two-thirds (2/3) voting control of such controlling entity); provided that any person becoming a director (or, in the case of a controlling non-corporate entity, obtaining a position comparable to a director or obtaining a voting interest in such entity) subsequent to the Effective Date whose election, or nomination for election, was approved by a vote of the persons comprising at least two-thirds (2/3) of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest), shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

(d) there is a liquidation or dissolution of the Company or all or substantially all of the assets of the Company have been sold.

“Code” means the Internal Revenue Code of 1986, as amended.

“Compensation Committee” or “Committee” means the Compensation Committee of the Board of Directors, a subcommittee thereof, or such other committee as may be appointed by the Board of Directors. The Compensation Committee shall consist of two or more persons, who are not employees of the Company, and are thus “outside directors” within the meaning of Section 162(m) of the Code.

“Company” means World Fuel Services Corporation, or any entity that is directly or indirectly controlled by World Fuel Services Corporation.

“Covered Employee” shall have the meaning assigned to such term in Code Section 162(m)(3).

“Disability” means any physical or mental disability of a Participant which, after the expiration of more than twelve (12) months (or such shorter period as may be acceptable to the Committee), is determined to be total and permanent by an independent physician mutually agreed upon by the Participant and the Committee.

“Long-Term Incentive Award” means an Incentive Award made pursuant to Section 4.1 with a Performance Cycle of more than one year.

“Participant” means (i) a “covered employee” as defined in Section 162(m) of the Code and the regulations promulgated thereunder, who has been selected by the Committee as a participant in the Plan during a Performance Cycle, and (ii) each other employee who has been selected by the Committee as a participant in the Plan during a Performance Cycle.

“Performance Cycle” means the period selected by the Committee during which the performance of the Company or any subsidiary, affiliate or unit thereof or any individual is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned. The Performance Cycle for Annual Awards shall be the Company’s fiscal year, or such other period as is designated by the Committee. The Performance Cycle for Long-Term Awards is three (3) years, or such other period in excess of two (2) years as is designated by the Committee.

“Performance Goal” means the performance goal established by the Committee for a Participant (or group of Participants). The Performance Goal for Annual Incentive Awards shall be established no later than ninety (90) days after the commencement of the Annual Performance Cycle for such Award. The Performance Goal for Long-Term Incentive Awards shall be established during the first twenty-five percent (25%) of the Performance Cycle for such Award.

“Performance Measures” means the principal measures of financial performance of the Company, or any division, subsidiary or segment thereof, and in the case of the Company, shall initially be increased diluted earnings per share for Annual Awards, and growth in net income for Long-Term Awards. However, the Committee in its sole discretion may use other criteria as Performance Measures including, but not limited to: cash flow, net income, pre-tax income, net revenue, EBITDA, operating income, diluted earnings per share, gross margin, return on sale, return on equity, return on investment, cost reduction or savings, funds from operations, and/or appreciation on the fair market value of the Company’s stock. The Committee may also establish Performance Measures which are based on the results or performance of any division, subsidiary or segment of the Company for which a Participant has management responsibility.

ARTICLE 3 – Plan Administration

The Compensation Committee shall have full discretion, power and authority to administer and interpret the Plan and to establish rules and procedures for its administration as the Compensation Committee deems necessary and appropriate. Any interpretation of the Plan or other act of the Compensation Committee in administering the Plan shall be final and binding on all Participants.

ARTICLE 4 –Awards

For each Performance Cycle, the Compensation Committee shall determine the amount of a Participant’s Award as follows:

4.1 In General. During the Award Period, the Compensation Committee will select Participants to receive Awards hereunder and establish in writing: (i) an objective Goal or Goals for each Participant based upon one or more Performance Measures to be achieved over the applicable Performance Cycle; (ii) the specific amount of the Award that will be paid to each Participant if his or her Performance Goal or Goals are achieved; (iii) the Performance Cycle for the Award; and (iv) the method by which such Awards shall be calculated. The Committee may, in its discretion, set different Performance Goals and Awards for each Participant. If any event occurs during a Performance Cycle which requires changes in Performance Goals or Awards to preserve the incentive features of the Plan, the Committee may make appropriate adjustments thereto.

4.2 Amount of Award. Each Participant shall be eligible to receive a Performance Award if the Participant’s Performance Goal for the Performance Cycle has been achieved. The maximum amount of a Participant’s Performance Award, expressed as a percentage of base salary, shall be set by the Compensation Committee during the Award Period; provided, however, that in no event shall any Participant’s Award exceed One Million Five Hundred Thousand and no/100ths Dollars ($1,500,000.00) in the case of Annual Awards, or exceed Two Million Five Hundred Thousand and no/100ths Dollars ($2,500,000.00) in the case of Long-Term Incentive Awards; and further provided, that the foregoing limitations shall not apply to accrued interest on Awards deferred pursuant to Article 5 of the Plan. The Committee may specify as to each Award the form of payment of the Award (cash, stock, restricted stock, and/or other property), so long as the market value of the Award, as determined by the Committee, does not exceed the maximum Award permitted under this Section 4.2. In addition to the foregoing limitations, Awards paid in stock shall be subject to the limitations, terms and conditions of the Company’s 2001 Omnibus Plan, as amended (or any successor plan for equity awards adopted by the Company). The actual amount of a Participant’s Award may be adjusted or eliminated by the Committee as set forth in Sections 4.3 and 5.2 below.

4.3 Adjustment of Award. The Award for each Participant may be adjusted or eliminated by the Compensation Committee in its sole discretion, and at any time prior to payment of the Award; provided, however, that under no circumstances may the amount of any Award to any Covered Employee be increased. In determining whether a Award will be adjusted or eliminated, the Compensation Committee shall consider any extraordinary changes which may occur during the Performance Period, such as changes in accounting practices or applicable law, extraordinary items of gain or loss, discontinued operations, restructuring costs, sales or dispositions of assets and acquisitions, and shall consider such individual or business performance criteria as it deems appropriate, including, but not limited to, the Company’s cash flow, net income, pre-tax income, net revenue, EBITDA, operating income, diluted earnings per share, earnings per share, gross margin, return on sales, return on equity, return on investment, cost reductions or savings, funds from operations, appreciation in the fair market value of the Company’s stock, and any other relevant operating and strategic business results of the Company (or any division, subsidiary or segment thereof) applicable to an individual Participant.

4.4 Award Agreements. Each Award under the Plan shall be evidenced by a written agreement (which need not be signed by the recipient unless otherwise specified by the

Committee) that sets forth the terms, conditions and limitations for each Award. Such terms may include, but are not limited to, the term of the Award, vesting and forfeiture provisions, and the provisions applicable in the event the recipient’s employment terminates. The Committee may amend an Award agreement in accordance with the terms of Section 4.3.

ARTICLE 5 – Payment of Awards

5.1 Payment and Deferral. Payment of any Award to a Participant shall be made after written certification by the Compensation Committee that the Performance Goal for the Performance Cycle was achieved, and any other material terms of the Performance Goal were satisfied. The Award shall be payable within ninety (90) days after the end of the Performance Cycle, provided that the written certification required by this Article has been issued by the Compensation Committee before such date. Awards may be deferred by the Participant on such terms and conditions as may be approved by the Committee. Deferred Awards shall bear interest at a floating rate equal to the “prime” rate, as published in The Wall Street Journal from time to time, but such rate shall in no event exceed ten percent (10%) per year.

5.2 Acceleration. If a Participant’s death or Disability, a Change of Control, or another circumstance or event specified by the Committee (an “Acceleration Event”) occurs before the Performance Goal applicable to an Award is achieved, the Committee may determine that, irrespective of whether the Performance Goal is thereafter achieved, the Participant shall receive a portion of the Award, in an amount to be determined by the Committee (the “Accelerated Award”), which Accelerated Award shall not exceed the amounts accrued as compensation expense for the original Award by the Company through the end of the last fiscal quarter ending before the date of the Acceleration Event. The Committee’s determination under this Section 5.2 may be made before or after the occurrence of any Acceleration Event. Any Accelerated Award pursuant to this Section 5.2 shall be paid within ninety (90) days after the date of the Acceleration Event. If as a result of a Change of Control or other Acceleration Event a Participant receives an Accelerated Award pursuant to this Section 5.2 and the Participant remains employed by the Company after such event, the Participant shall remain eligible to receive his full Award if the Performance Goal is subsequently achieved, and subject to the other terms of this Plan and any applicable Award agreement; provided, that in such event the full Award shall be reduced by the amount of any Accelerated Award paid to the Participant as a result of the Acceleration Event.

ARTICLE 6 – Plan Amendment and Termination

The Compensation Committee may amend or terminate the Plan by resolution at any time as it shall deem advisable; provided, however, that if the Plan has been approved by the Company’s shareholders, the Compensation Committee may not amend the Plan to change the method for determining Awards for Covered Employees, or the individual award limit under Article 4, without the approval of the Company’s shareholders. No amendment may impair the rights of a Participant to any Award already granted with respect to any Performance Cycle.

ARTICLE 7 – Miscellaneous Provisions

7.1 Employment Rights. The Plan does not constitute a contract for employment, and participation in the Plan will not give a Participant the right to continue in the employment of the Company on a full time, part time, or any other basis. Participation in the Plan will not give any Participant any right or claim to any Award or other benefit under the Plan, unless such Award or benefit has specifically been granted by the Compensation Committee under the terms of the

Plan. The Company reserves the right to terminate any Participant under the terms of such Participant’s employment agreement notwithstanding the existence of the Plan.

7.2 Termination of Employment. Except as may be specifically provided in an Award or in a written agreement between the Participant and the Company, a Participant shall have no right to an Award under the Plan for any Performance Cycle in which the Participant is not actively employed by the Company on the last day of such Performance Cycle. In establishing Awards, the Committee may also provide that in the event a Participant is not employed by the Company on the date on which the Award is paid, the Participant may forfeit his or her right to the Award.

7.3 Gender and Number. Wherever the context permits, words in the masculine gender shall include the feminine and neuter genders, the plural form of a word shall include the singular form, and the singular form of a word shall include the plural form.

7.4 Applicable Law. Except to the extent superseded by the laws of the United States, the Plan will be governed by the laws of the State of Florida.

7.5 Non-Transferability. No interest of any Participant under the Plan shall be voluntarily sold, transferred, alienated, assigned or encumbered, other than by will or pursuant to the laws of descent and distribution. During the lifetime of any Participant, payment of a Performance Award shall only be made to such Participant. Notwithstanding the foregoing, the Compensation Committee may establish such procedures as it deems necessary for a Participant to designate a beneficiary to whom any amounts would be payable in the event of any Participant’s death.

7.6 Severability. In the event any provision of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provisions had never been contained in the Plan.

7.7 Withholding. The Company will withhold from any amounts payable under the Plan all federal, state, foreign, city and local taxes as shall be legally required, if any.

7.8 Unfunded Plan. Awards under the Plan shall be paid from the general assets of the Company, and the rights of the Participants to receive awards granted under the Plan will be only those of general unsecured creditors of the Company.

7.9 Code Section 162(m). It is the intent of the Company that all Awards under the Plan qualify as “performance-based compensation” as defined in, and for purposes of, Code Section 162(m)(4)(C), so that the Company’s income tax deductions for such Performance Awards are not disallowed in whole or in part under the Code Section 162(m); provided, the Committee may authorize the payment of Awards that are not deductible under Section 162(m) if the Committee determines that such Awards would nevertheless be in the best interests of the Company and its shareholders.

7.10 Stockholder Approval. The Plan may be submitted for approval by the stockholders of the Company at an annual meeting of the stockholders of the Company, so that Awards to Covered Employees, in excess of $1,000,000, will not be subject to the limitations of Code Section 162(m). However, such stockholder approval shall not be a condition to the effectiveness of the Plan or the right of any Participant to receive any benefits hereunder.

* * * * * *

IN WITNESS WHEREOF, the Company has caused this Plan document to be signed by the Chairman of the Compensation Committee.

WORLD FUEL SERVICES CORPORATION

By:

John Benbow Chairman, Compensation Committee

APPENDIX C

WORLD FUEL SERVICES CORPORATION

2001 OMNIBUS PLAN

(amended and restated May 27, 2004)

SECTION 1

GENERAL

1.1 Purpose. The World Fuel Services Corporation 2001 Omnibus Plan (the “Plan”) has been established by World Fuel Services Corporation (the “Company”), a Florida corporation, to: (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants’ interests with those of the Company’s other shareholders through compensation that is based on the Company’s common stock; and thereby promote the long-term financial interest of the Company and the Subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.

1.2 Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Employees, those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan.

1.3 Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 8 of the Plan).

SECTION 2

OPTIONS AND SARS

2.1 Definitions.

(a) The grant of an “Option” entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under this Section 2 may be either an incentive stock option (an “ISO”) or a non-qualified stock option (an “NQSO”), as determined in the discretion of the Committee. An “ISO” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in section 422(b) of the Code. An “NQSO” is an Option that is not intended to be an “incentive stock option” as that term is described in section 422(b) of the Code.

(b) A stock appreciation right (an “SAR”) entitles the Participant to receive, in cash or Stock (as determined in accordance with Section 4.7), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee. Such excess is sometimes referred to herein as the “Award Value” of an Option or SAR.

2.2 Exercise Price. The “Exercise Price” of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; except that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock).

2.3 Exercise. An Option and an SAR shall become exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee, but in no event shall the Option remain exercisable after the five-year anniversary of the date of grant.

2.4 Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

(a) Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

(b) The Exercise Price shall be payable in cash or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

(c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.5 Settlement of Award. Settlement of Options and SARs is subject to subsection 4.7.

SECTION 3

OTHER STOCK AWARDS

3.1 Definitions.

(a) A “Stock Unit” Award is the grant of a right to receive shares of Stock in the future.

(b) A “Performance Share” Award is a grant of a right to receive shares of Stock or Stock Units which is contingent on the achievement of performance or other objectives during a specified period.

(c) A “Performance Unit” Award is a grant of a right to receive a designated dollar value amount of cash which is contingent on the achievement of performance or other objectives during a specified period.

(d) A “Restricted Stock” Award is a grant of shares of Stock, and a “Restricted Stock Unit” Award is the grant of a right to receive shares of Stock in the future, with such shares of Stock or right to future delivery of such shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

3.2 Restrictions on Awards. Each Stock Unit Award, Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award, and Performance Unit Award shall be subject to the following:

(a) Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

(b) The Committee may designate whether any such Award being granted to any Participant is intended to be “performance-based compensation” as that term is used in section 162(m) of the Code. Any such Awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more “Performance Measures”, to the extent required by Code section 162(m). The Performance Measures that may be used by the Committee for such Awards shall be based on any one or more of the following, as selected by the Committee: revenues, earnings, stock price, total shareholder return, economic value added, cash flow, operating income, return on assets, return on equity, return on capital, return on revenues, and other operating profit criteria including EBIT, EBITDA, pre-tax profit, and after-tax profit. For Awards under this Section 3 intended to be “performance-based compensation,” the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code section 162(m).

SECTION 4

OPERATION AND ADMINISTRATION

4.1 Effective Dates. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after May 27, 2009 (except for Awards granted pursuant to commitments entered into prior to such five-year anniversary).

4.2 Shares Subject to Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a) The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

(b) Subject to the following provisions of this subsection 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of: (i) 600,000 shares of Stock; and (ii) any shares of Stock available for future awards under any prior long-term incentive plan of the Company (the “Prior Plans”) as of the Effective Date, and any shares of Stock that are represented by awards granted under this Plan or any Prior Plans which are forfeited, expire or are canceled without delivery of shares of Stock or which result in the forfeiture of the shares of Stock back to the Company.

(c) To the extent provided by the Committee, any Award may be settled in cash rather than Stock. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(d) If the exercise price of any stock option granted under the Plan or any Prior Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(e) Subject to paragraph 4.2(f), the following additional maximums are imposed under the Plan.

(i) The maximum number of shares of Stock that may be issued by Options intended to be ISOs shall be 600,000 shares.

(ii) The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Section 2 (relating to Options and SARs) shall be 150,000 shares during any one fiscal-year period. If an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this paragraph (ii).

(iii) The maximum number of shares of Stock that may be issued in conjunction with Awards granted pursuant to Section 3 (relating to Other Stock Awards) shall be 300,000 shares during any one fiscal-year period.

(iv) For Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards that are intended to be “performance-based compensation” (as that term is used for purposes of Code section 162(m)), no more than 100,000 shares of Stock may be subject to such Awards granted to any one individual during any one fiscal-year period. If, after shares have been earned, the delivery is deferred, any additional shares attributable to dividends during the deferral period shall be disregarded.

(v) For Performance Unit Awards that are intended to be “performance-based compensation” (as that term is used for purposes of Code section 162(m)), no more than $2,500,000 may be subject to such Awards granted to any one individual during any one fiscal-year period. If, after amounts have been earned with respect to Performance Unit Awards, the delivery of such amounts is deferred, any additional amounts attributable to earnings during the deferral period shall be disregarded.

(f) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan, including but not limited to, increases in the limitations set forth in subsection (b) above and paragraphs (i) through (v) of subsection (e) above; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable.

4.3 General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

4.4 Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan.

4.5 Grant and Use of Awards. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

4.6 Dividends and Dividend Equivalents. An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

4.7 Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

4.8 Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

4.9 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

4.10 Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.

4.11 Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

4.12 Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

4.13 Limitation of Implied Rights.

(a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

4.14 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

SECTION 5

CHANGE IN CONTROL

Subject to the provisions of paragraph 4.2(f) (relating to the adjustment of shares), and except as otherwise expressly provided in the Plan or the Award Agreement reflecting the applicable Award, upon the occurrence of a Change in Control:

(a) All outstanding Options (regardless of whether in tandem with SARs) shall become fully exercisable.

(b) All outstanding SARs (regardless of whether in tandem with Options) shall become fully exercisable.

(c) All Stock Units, Restricted Stock, Restricted Stock Units, Performance Shares, and Performance Units shall become fully vested.

SECTION 6

COMMITTEE

6.1 Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Compensation Committee of the Board of Directors (the “Committee”) in accordance with this Section 6. The Committee shall be selected by the Board. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

6.2 Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Employees those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance and vesting criteria, restrictions, terms of exercise and settlement, and other provisions of such Awards, and (subject to the restrictions imposed by Section 7) to cancel or suspend Awards.

(b) To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c) The Committee will have full and complete authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan; it being the intention of the Plan that the Committee have the utmost authority and discretion permitted by law in making decisions and performing its other functions under the Plan.

(d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

(f) In no event, however, shall the Committee have the power to cancel outstanding stock options or stock appreciation rights (“SARs”) for the purpose of replacing or re-granting such options or SARs with a purchase price that is less than the purchase price of the original option or SAR.

6.3 Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

6.4 Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

6.5 Limitation of Liability. The Committee, each member thereof, and any other person acting pursuant to authority delegated by the Committee shall be entitled, in good faith, to rely or act upon any report or other information furnished by any officer or employee of the Company, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee or any other person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company acting at the direction or on behalf of the Committee or other delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

6.6 Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

SECTION 7

AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and further provided that adjustments pursuant to paragraph 4.2(f) shall not be subject to the foregoing limitations of this Section 7.

SECTION 8

DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a) Award. The term “Award” shall mean any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Unit Awards, and Performance Share Awards.

(b) Board. The term “Board” shall mean the Board of Directors of the Company.

(c) Change of Control. For purposes of this Plan, a “Change of Control” means any one of the following events:

(i) any person or “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but excluding any employee benefit plan or plans of the Company and its subsidiaries, becomes the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the Company’s outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; or

(ii) any merger, consolidation, reorganization or similar event of the Company or any of its subsidiaries, as a result of which the holders of the voting stock of the Company immediately prior to such merger, consolidation, reorganization or similar event do not directly or indirectly hold at least fifty-one percent (51%) of the aggregate voting power of the capital stock of the surviving entity; or

(iii) the individuals who, as of March 1, 2003 (the “Effective Date”), constitute the Board of Directors of the Company (the “Board” generally and as of the date hereof the “Incumbent Board”) cease for any reason to constitute at least two-thirds (2/3) of the Board, or in the case of a merger or consolidation of the Company, do not constitute or cease to constitute at least two-thirds (2/3) of the board of directors of the surviving company (or in a case where the surviving corporation is controlled, directly or indirectly by another corporation or entity, do not constitute or cease to constitute at least two-thirds (2/3) of the board of such controlling corporation or do not have or cease to have at least two-thirds (2/3) of the voting seats on any body comparable to a board of directors of such controlling entity, or if there is no body comparable to a board of directors, at least two-thirds (2/3) voting control of such controlling entity); provided that any person becoming a director (or, in the case of a controlling non-corporate entity, obtaining a position comparable to a director or obtaining a voting interest in such entity) subsequent to the Effective Date whose election, or nomination for election, was approved by a vote of the persons comprising at least two-thirds (2/3) of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest), shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

(iv) there is a liquidation or dissolution of the Company or all or substantially all of the assets of the Company have been sold.

(d) Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(e) Eligible Employee. The term “Eligible Employee” shall mean any employee of the Company or a Subsidiary of the Company.

(f) Fair Market Value. For purposes of determining the “Fair Market Value” of a share of Stock as of any date, the following rules shall apply:

(i) If the principal market for the Stock is a national securities exchange or the NASDAQ stock market, then the “Fair Market Value” as of that date shall be the closing sales price of the Stock on that date on the principal exchange or market on which the Stock is then listed or admitted to trading.

(ii) If sale prices are not available or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the NASDAQ stock market, the average between the highest bid and lowest asked prices for the Stock on such day as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

(iii) If the day is not a business day, and as a result, paragraphs (i) and (ii) next above are inapplicable, the Fair Market Value of the Stock shall be determined as of the next earlier business day. If paragraphs (i) and (ii) next above are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee.

(g) Subsidiaries. The term “Subsidiary” means any company during any period in which it is a “subsidiary corporation” (as that term is defined in Code section 424(f)) with respect to the Company.

(h) Stock. The term “Stock” shall mean shares of common stock of the Company.

PROXY

Annual Meeting of Shareholders

of World Fuel Services Corporation

to be Held on May 27, 2004

The undersigned hereby appoints Paul H. Stebbins and Michael J. Kasbar, and each of them severally, as proxies, each with the power to appoint a substitute, and to vote, as designated on the reverse side, all of the shares of Common Stock of World Fuel Services Corporation held of record on April 14, 2004 by the undersigned at the Annual Meeting of Shareholders to be held on May 27, 2004, or any adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

(Continued and to be Signed on Reverse Side)

1. Election of Directors:	☐ FOR	☐ WITHHOLD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING NOMINEES:	Paul H. Stebbins Michael J. Kasbar John R. Benbow Myles Klein Jerome Sidel Luis R. Tinoco Ken Bakshi Richard A. Kassar J. Thomas Presby

Instruction:	To withhold authority to vote for an individual nominee, strike a line through the nominee’s name in the list above. IF AUTHORITY IS NOT SO WITHHELD, THE PROXY WILL BE VOTED TO ELECT ALL NOMINEES.

2.	To approve the 2003 Executive Incentive Plan.

☐ FOR	☐ AGAINST

3.	To approve three amendments to the Company’s 2001 omnibus stock awards plan that: (a) extend for five years the period during which awards can be granted under the plan; (b) increase the number of shares of the Company’s Common Stock that may be issued under the plan by 600,000 shares; and (c) increase the number of shares of the Company’s common stock that may be issued as stock awards (other than options) in any one year from 200,000 shares to 300,000 shares.

☐ FOR	☐ AGAINST

4.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the 2004 fiscal year.

☐ FOR	☐ AGAINST

5.	In their discretion, the proxies are authorized to vote upon any other matter coming before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR ALL OTHER PROPOSALS DESCRIBED HEREIN.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

We have enclosed an envelope for your convenience in returning your proxy.

SIGNATURE                                                 DATE                        SIGNATURE                                                  DATE

NOTE:	Please sign name(s) exactly as shown above. When signing as executor, administrator, trustee or guardian, give the title as such. When shares have been issued in the name of two or more persons, all should sign.

2